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                                                                   EXHIBIT 10.36



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                           LOAN AND SECURITY AGREEMENT

                                     BETWEEN

                           TEKGRAF, INC., AS BORROWER

                  ALL THOSE SUBSIDIARIES OF BORROWER IDENTIFIED
                      AS "SUBSIDIARY GUARANTORS" HEREUNDER

                                       AND

                 WACHOVIA BANK, NATIONAL ASSOCIATION, AS LENDER

                           CLOSING DATE: JULY 2, 1998


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                                TABLE OF CONTENTS


1.   DEFINITIONS, TERMS AND REFERENCES........................................ 1
     1.1.  Certain Definitions................................................ 1
     1.2.  Use of Defined Terms............................................... 9
     1.3.  Accounting Terms................................................... 9
     1.4.  UCC Terms.......................................................... 9

2.   THE FINANCING............................................................ 9
     2.1.  Extensions of Credit............................................... 9
     2.2.  Interest and Other Fees and Charges................................10
     2.3.  General Provisions as to Payments..................................12
     2.4.  Subsidiary Guaranty................................................13

3.   SECURITY INTEREST........................................................15

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO ACCOUNTS
     RECEIVABLE COLLATERAL....................................................15
     4.1.  Bona Fide Accounts.................................................15
     4.2.  Good Title.........................................................15
     4.3.  Right to Grant Security Interest...................................15
     4.4.  Collateral Reserve Account.........................................15
     4.5.  Trade Styles.......................................................15
     4.6.  Limited Power of Attorney..........................................16

5.   REPRESENTATIONS, WARRANTEES AND COVENANTS APPLICABLE TO INVENTORY
     COLLATERAL...............................................................16
     5.1.  Sale of Inventory Collateral.......................................16
     5.2.  Insurance..........................................................16
     5.3.  Good Title.........................................................16
     5.4.  Right to Grant Security Interest...................................16
     5.5.  Location of Inventory Collateral...................................16

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO ACCOUNTS
     RECEIVABLE COLLATERAL....................................................17
     6.1.  Sale of Equipment Collateral.......................................17
     6.2.  Insurance..........................................................17
     6.3.  Good Title.........................................................17
     6.4.  Right to Grant Security Interest...................................17
     6.5.  Location...........................................................17

7.   REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO BALANCES
     COLLATERAL...............................................................17
     7.1.  Ownership..........................................................17
     7.2.  Remedies...........................................................17
     7.3.  Liens..............................................................18

8.   REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO INTANGIBLES
     COLLATERAL...............................................................18
     8.1.  Ownership..........................................................18
     8.2.  Liens..............................................................18
     8.3.  Preservation.......................................................18



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
9.   GENERAL REPRESENTATIONS AND WARRANTIES...................................18
     9.1.    Existence.and Qualification......................................18
     9.2.    Authority; and Validity and Binding Effect.......................18
     9.3.    Incumbency and Authority of Signing Officers.....................18
     9.4.    No Material Litigation...........................................19
     9.5.    Taxes............................................................19
     9.6.    Capital..........................................................19
     9.7.    Organization.....................................................19
     9.8.    Insolvency.......................................................19
     9.9.    Title............................................................19
     9.10.   Margin Stock.....................................................19
     9.11.   No Violations....................................................19
     9.12.   Financial Statements.............................................19
     9.13.   Purchase of Collateral...........................................20
     9.14.   Pollution and Environmental Control..............................20
     9.15.   Possession of Permits............................................20
     9.16.   Subsidiaries.....................................................20
     9.17.   Federal Taxpayer Identification Number...........................20
     9.18.   Employee Benefit Plans...........................................20
     9.19.   Year 2000 Compliance.............................................20


10.  AFFIRMATIVE COVENANTS....................................................20
     10.1.   Records Respecting Collateral....................................20
     10.2.   Further Assurances...............................................21
     10.3.   Right to Inspect and Conduct Audits..............................21
     10.4.   Collateral Reports...............................................21
     10.5.   Settlement Reports...............................................21
     10.6.   Periodic Financial Statements....................................21
     10.7.   Annual Financial Statements......................................21
     10.8.   SEC Reports......................................................22
     10.9.   Payment of Taxes.................................................22
     10.10.  Maintenance of Insurance.........................................22
     10.11.  Maintenance of Property and Management...........................22
     10.12.  Compliance Certificate...........................................22
     10.13.  Change of Principal Place of Business, Etc.......................22
     10.14.  Waivers..........................................................23
     10.15.  Preservation of Existence........................................23
     10.16.  Compliance With Laws.............................................23
     10.17.  Subordinations...................................................23
     10.18.  Certain Required Notices.........................................23
     10.19.  Year 2000 Compatability..........................................22


11.  NEGATIVE COVENANTS.......................................................23
     11.1.   Encumbrances.....................................................23
     11.2.   Debt.............................................................23
     11.3.   Contingent Liabilities...........................................24
     11.4.   Dividends........................................................24
     11.5.   Redemption.......................................................24
     11.6.   Investments......................................................24
     11.7.   Mergers..........................................................24
     11.8.   Business Locations...............................................24

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
     11.9.   Affiliate Transactions...........................................24
     11.10.  Subsidiaries.....................................................25
     11.11.  Fiscal Year......................................................25
     11.12.  Disposition of Assets............................................25
     11.13.  Federal Taxpayer Identification Number...........................25
     11.14.  Employee Benefit Plans...........................................25

12.  FINANCIAL COVENANTS......................................................25

13.  EVENTS OF DEFAULT........................................................25
     13.1.   Obligations......................................................25
     13.2.   Misrepresentations...............................................25
     13.3.   Certain Covenants................................................25
     13.4.   Other Covenants..................................................25
     13.5.   Other Debts......................................................26
     13.6.   Voluntary Bankruptcy.............................................26
     13.7.   Involuntary Bankruptcy...........................................26
     13.8.   Damage, Loss, Theft or Destruction of Collateral.................26
     13.9.   Judgments........................................................26
     13.10.  Disavowal of Certain Obligations.................................26
     13.11.  Material Adverse Change..........................................26
     13.12.  Change of Control, Etc...........................................27


14.  REMEDIES.................................................................27
     14.1.   Acceleration of the Obligations..................................27
     14.2.   Default..........................................................27
     14.3.   Remedies of a Secured Party......................................27
     14.4.   Repossession of the Collateral...................................27
     14.5.   Direct Notification..............................................28
     14.6.   Other Remedies...................................................28
     14.7.   Set Off..........................................................28


15.  MISCELLANEOUS............................................................28
     15.1.   Waiver...........................................................28
     15.2.   Governing Law....................................................28
     15.3.   Survival.........................................................28
     15.4.   Assignments......................................................28
     15.5.   Counterparts.....................................................28
     15.6.   Reimbursement....................................................29
     15.7.   Successors and Assign............................................29
     15.8.   Severability.....................................................29
     15.9.   Notices..........................................................29
     15.10.  Entire Agreement; Amendments.....................................29
     15.11.  Time of Essence..................................................29
     15.12.  Interpretation...................................................29
     15.13.  Lender Not a Joint Venturer......................................30
     15.14.  Jurisdiction.....................................................30
     15.15.  Acceptance.......................................................30
     15.16.  Payment on Non-Business Days.....................................30
     15.17.  Cure of Defaults by Lender.......................................30
     15.18.  Recitals.........................................................30
     15.19.  Attorney-in-Fact.................................................30
     15.20.  Sole Benefit.....................................................31
     15.21.  Indemnification..................................................31

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     15.22.  Jury Trial Waiver................................................31
     15.23.  Terminology......................................................31
     15.24.  Exhibits.........................................................31


16.  CONDITIONS PRECEDENT.....................................................31
     16.1.   Secretary's Certificate..........................................32
     16.2.   Good Standing Certificates.......................................32
     16.3.   Loan Documents...................................................32
     16.4.   Insurance........................................................32
     16.5.   Financing Statements.............................................32
     16.6.   Opinion of Counsel...............................................32
     16.7.   Landlord Agreements..............................................32
     16.8.   No Default.......................................................32
     16.9.   Telephone Instruction Letter.....................................32
     16.10.  No Material Adverse Change.......................................32
     16.11.  Stock Pledge Agreement...........................................32
     16.12.  Field Audit......................................................32
     16.13.  NationsBank Acknowledgment.......................................32
     16.14.  Other............................................................33





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                           LOAN AND SECURITY AGREEMENT

PREAMBLE. THIS AGREEMENT, made, entered into and effective as of July 2,1998, by and among TEKGRAF, INC., a Delaware corporation ("Borrower"); those Subsidiaries (as hereinafter defined) of Borrower identified hereinbelow as "Subsidiary Guarantors" (herein called, collectively, "Subsidiary Guarantors" and, individually, a "Subsidiary Guarantor"); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national bank ("Lender").

                              W I T N E S S E T H :

     WHEREAS, Borrower and its Subsidiaries are engaged in a common business enterprise in which any extensions of credit to Borrower will result in direct and indirect, substantive economic benefit to its Subsidiaries; and

     WHEREAS, Borrower has applied to Lender for a certain extension of credit, as more particularly described hereinbelow, consisting of a $7,500,000 line of credit for the mutual use and benefit of Borrower and each Subsidiary of Borrower; and

     WHEREAS, Lender is willing to extend such financing to Borrower in accordance with the terms hereof upon the execution of this Agreement by Borrower and each Subsidiary Guarantor (Borrower and each Subsidiary Guarantor are herein collectively called "Obligors" and individually called an "Obligor"); compliance by each Obligor with all of the terms and provisions of this Agreement relevant thereto and fulfillment of all conditions precedent to Lender's obligations herein contained;

     NOW, THEREFORE, to induce Lender to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Obligors, Lender agrees with Obligors as follows:

     1. DEFINITIONS, TERMS AND REFERENCES.

           1.1 CERTAIN DEFINITIONS. In addition to such other terms as elsewhere defined herein, as used in this Agreement and in any Exhibit or Schedule attached hereto, the following terms shall have the following meanings:

     "Accounts Receivable Collateral" shall mean and include all accounts, accounts receivable, contract rights, instruments, chattel paper and general intangibles in the nature of payment obligations owing to each Obligor, including, without limitation, all rights of each Obligor to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, howsoever evidenced or incurred, together with all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, all whether now owned or hereafter acquired and howsoever arising.

     "Account Debtor" shall mean any Person who is obligated on any of the Accounts Receivable Collateral or otherwise is obligated as a purchaser or lessee of any of the Inventory Collateral.

     "Advance" shall mean an advance of borrowed funds made by Lender to or on behalf of Borrower pursuant to this Agreement.

     "Affiliate" shall mean, with respect to any Person, any other Person Controlling, Controlled by or under common Control with such Person.

     "Agreement" shall mean this Loan and Security Agreement, as it may be modified, amended or supplemented from time to time; together with any and all Schedules or Exhibits attached hereto.


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     "Applicable Rate" shall mean the interest rate per annum payable on the
Advances, as is defined and more particularly described in Section 2.2.1.

     "Assignment of Claims Act" shall mean the federal Assignment of Claims Act of 1940, as it may be amended from time to time; together with all regulations promulgated from time to time in respect thereof.

     "Balances Collateral" shall mean all property of each Obligor left with Lender or in Lender's possession, custody or control now or hereafter, all deposit accounts of each Obligor now or hereafter opened with Lender, all certificates of deposit now or hereafter issued by Lender to each Obligor, and all drafts, checks and other items deposited in or with Lender by each Obligor for collection now or hereafter.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as it may be amended from time to time.

     "Booked Cost" in respect of Inventory Collateral, shall mean the inventory cost accounting method employed by each Obligor as of the Closing Date, which, unless otherwise designated on the Obligor Information Schedule attached hereto, is "FIFO".

     "Borrower" shall have the meaning given to such term in the preamble to this Agreement.

     "Borrowings" shall mean Advances of borrowed funds made hereunder to or on behalf of Borrower pursuant to this Agreement.

     "Business Day" shall mean a day on which Lender is open for the conduct of banking business at its principal office in Atlanta, Georgia; provided, however, that, for purposes of determining the timing of requests for, and establishing the Applicable Rate on, LIBOR Borrowings, "Business Day" shall mean, additionally, any day on which dealings in United States Dollar deposits are also being carried out by Lender in the London interbank Eurodollar market.

     "Closing Date" shall mean the date set forth on the cover page as the "Closing Date."

     "Collateral" shall mean the property, or interests in property, of each Obligor described as such in Article 3 plus any other property, or interests in property, of each Obligor in which Lender has, or hereafter obtains or claims, a Lien as security for the payment of the Obligations.

     "Collateral Locations" shall mean the Executive Office and those additional locations, if any, set forth and described on the Obligor Information Schedule.

     "Collateral Reserve Account" shall mean a demand deposit account which one or more of the Obligors may be required to open and maintain with Lender pursuant to the requirements of Section 4.4 for the concentration and collection of proceeds of certain Collateral.

     "Compliance Certificate" shall mean a certificate to be signed by a duly authorized officer of Borrower pursuant to Section 10.12 in substantially the form of Exhibit "B" attached hereto (unless otherwise required or approved by Lender).

     "Commitment' shall mean the maximum amount which is available for borrowing under the Line of Credit (considered without regard to the Margin) which, as of the Closing Date, is Seven Million Five Hundred Thousand Dollars ($7,500,000).

     "Consolidated Subsidiaries" shall mean those Subsidiaries of Borrower (if any) existing from time to time which, for purposes of GAAP, are required to be consolidated for financial reporting purposes.


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     "Control," "Controlled" or "Controlling" shall mean, with respect to any
Person, the power to direct the management and policies of such Person, directly, indirectly, whether through the ownership of voting securities or otherwise; provided, however, that, in any event, any Person which owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of directors or other governing body of an entity shall be deemed to "Control" such entity for purposes of this Agreement.

     "Debt" means all liabilities, obligations and indebtedness of a Person, of any kind or nature, whether now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, and whether primary, secondary, direct, contingent, fixed or otherwise, including, without in any way limiting the generality of the foregoing: (i) all obligations, liabilities and indebtedness secured by any Lien on a Person's property, even though such Person shall not have assumed or become liable for the payment thereof; (ii) all obligations or liabilities created or arising under any capital lease, conditional sale or other title retention agreement; (iii) all accrued pension fund and other employee benefit plan obligations and liabilities; (iv) all Guaranteed Obligations; (v) any liabilities under, or associated with, interest rate protection agreements; and (vi) any deferred taxes.

     "Default Condition" shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

     "Default Rate" shall mean that interest rate per annum equal to two percent (2%) per annum in excess of the otherwise Applicable Rate payable on any Obligation.

     "Dollars" or "$" shall mean United States Dollars.

     "Eligible Accounts" shall mean that portion of an Obligor's Accounts Receivable Collateral consisting of trade accounts receivable actually billed to, and owing to such Obligor by, its Account Debtors in the ordinary course of its business, excluding, however, in any event, any such account: (i) with respect to which any portion thereof is more than ninety (90) days past invoice date; (ii) which is owing by any Affiliate of such Obligor; (iii) which is owing by any Account Debtor having fifty percent (50%) or more in face value of its then existing accounts with such Obligor ineligible hereunder pursuant to the operation and effect of clause (i) above; (iv) which arises from any contract on which such Obligor's performance is assured by a performance, completion or other bond; (v) constituting retainage which has been withheld from such Obligor pending contract completion, to the extent thereof; (vi) constituting a service, warranty or similar charge, to the extent thereof; (vii) which is evidenced by a promissory note, other instrument or chattel paper; (viii) which represents an accord and satisfaction in respect of any prior account receivable; (ix) the assignment of which is subject to any requirements set forth in the Assignment of Claims Act (unless and except to the extent that an Obligor has complied therewith to Lender's satisfaction); (x) which does not conform in any respect to the warranties and representations set forth in the Loan Documents in respect of Accounts Receivable Collateral; (xi) which is owing by any Account Debtor whose accounts in face amount with all Obligors exceed ten percent (10%) of total Eligible Accounts, but only to the extent of such excess; (xii) which is owing by, billed to or paid by any Account Debtor not located in the United States of America (unless and except to the extent that it is backed by a letter of credit issued to such Obligor as beneficiary by or through a bank headquartered in the United States which is acceptable to Lender); (xiii) as to which a duly perfected, first priority security interest does not exist at any time in favor of Lender, (xiv) as to which any counterclaim, defense, setoff, deduction or contra-account exists, to the extent thereof; (xv) which represents a progress billing, to the extent that the Account Debtor has not received and accepted the underlying goods services; or (xvi) which has otherwise been determined by Lender in its good faith discretion not to be an "Eligible Account" for purposes hereof.

     "Eligible Inventory" shall mean that portion of an Obligor's Inventory Collateral consisting of unopened boxed goods inventory of such Obligor subject to an existing repurchase agreement from the manufacture, but in any event, no more than ninety (90) days old, which (i) is at all times subject to a duly perfected, first priority security interest in favor of Lender; (ii) is in good and saleable condition; (iii) is not on consignment from, or subject to, any repurchase agreement with any supplier; (iv) does not constitute returned, repossessed, damaged or slow-moving goods; (v) conforms in all respects to the warranties and representations set forth in the Loan Documents in respect of Inventory Collateral; (vi) is not subject to a negotiable document of title (unless issued or

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endorsed to Lender); (vii) is not subject to any license or other agreement that limits or restricts such Obligor's or Lender's right to sell or otherwise dispose of such inventory; (viii) is located only at a Collateral Location within the United States of America, with respect to which, if leased by such Obligor, Lender has received from the landlord at such location a Landlord's Agreement; and (ix) which has not otherwise been determined by Lender in its good faith discretion to be excluded from "Eligible Inventory" for purposes hereof.

     "Employee Benefit Plan" shall mean any "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, or any other plan which is subject to the provisions of Title IV of ERISA which is for the benefit of any employees of Borrower and any employees of any Subsidiary or any other entity which is a member of a "controlled group" or under "common control" with Borrower, as such terms are defined in Section 4001(a)(14) of ERISA.

     "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, whether now or hereafter existing, including, but not limited to state and federal superlien and environmental cleanup laws and U.S. Department of Transportation regulations and any other state or local law or regulation relating to pollution, reclamation, or protection of the environment including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or pollutants, contaminants or hazardous or toxic materials or wastes.

     "Equipment Collateral" shall mean all equipment and fixtures of each Obligor, whether now owned or hereafter acquired, wherever located, including, without limitation, all machinery, furniture, furnishings, leasehold improvements, computer hardware, motor vehicles, forklifts, rolling stock, dies and tools used or useful in such Obligor's business operations.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

     "Event of Default" shall mean any of the events or conditions described in
Article 13, provided that any requirement for the giving of notice or the lapse of time, or both, set forth in Article 13 has been satisfied.

     "Executive Office" shall mean the address of each Obligor's chief executive office and principal place of business, as designated on the Obligor Information Schedule.

     "Fiscal Year", in respect of a Person, shall mean the fiscal year of such Person, as employed by such Person as of the Closing Date, and designated as such on the Obligor Information Schedule, as to Borrower and its Consolidated Subsidiaries. The terms "Fiscal Quarter" and "Fiscal Month", if used herein, shall correspond accordingly thereto.

     "GAAP" shall mean generally accepted accounting principles consistently applied for the fiscal period(s) in question.

     "Guaranty Obligations" shall mean, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person or to assure or in effect assure the holder of any such obligations against loss in respect thereof.

     "Guarantor" shall mean, individually and collectively, any and all accommodation makers, endorsers, guarantors or sureties from whom Lender may require, either on or after the Closing Date, the endorsement of any Note or the execution of any contract of guaranty or suretyship guaranteeing payment of any of the Obligations. As of the Closing Date, the Subsidiary Guarantors are the only Guarantors.


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     "Guaranty" shall mean any agreement or other writing executed by a
Guarantor guaranteeing payment of any of the Obligations which has been accepted and approved by Lender for such purpose. In the case of the Subsidiary Guarantors, Section 2.4 below shall constitute their Guaranty.

     "H-P Reserve" shall mean a reserve in that amount estimated by Lender from time to time to be equivalent to Borrower's total outstanding Indebtedness (including contingent liabilities) to Hewlett Packard, which, initially, shall be $2,500,000, but may be adjusted up or down by Lender from time to time, in its good faith discretion.

     "Intangibles Collateral" shall mean all general intangibles of an Obligor, whether now existing or hereafter acquired or arising, including, without limitation, all copyrights, royalties, tax refunds, rights to tax refunds, trademarks, trade names, service marks, patent and proprietary rights, blueprints, drawings, designs, trade secrets, plans, diagrams, schematics and assembly and display materials relating thereto, all customer lists, all books and records, all computer software and programs, and all rights of an Obligor as purchaser, lessee, licensee or indemnitee under any contract.

     "Inventory Collateral" shall mean all inventory of an Obligor, whether now owned or hereafter acquired, wherever located, including, without limitation, all goods of an Obligor held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, spare parts, repair parts, returned and repossessed goods, all raw materials, work-in-process, finished goods, catalysts and supplies used or consumed in an Obligor's business, together with all documents, documents of title, dock warrants, dock receipts, warehouse receipts, bills of lading or orders for the delivery of all, or any portion, of the foregoing.

     "Landlord's Agreement" shall mean an agreement from the landlord of any Collateral Location pursuant to which such landlord has waived, released or subordinated in favor of Lender any rights it has in respect of the Collateral, to be substantially in the form of Exhibit "C" attached hereto (unless otherwise approved by Lender).

     "Lender" shall have the meaning given to such term in the preamble to this Agreement.

     "Letter of Credit" shall have the meaning given to such term in Section 2.1.2.

     "Letter of Credit Obligations" shall mean all Obligations of Borrower arising in respect of Letters of Credit, including, without limitation, (i) all contingent liabilities arising in respect of Letters of Credit issued, but not drawn upon, and (ii) all reimbursement liabilities arising in respect of drawings made under Letters of Credit.

     "Leverage Ratio" shall mean, at any time, the ratio of (i) all Debts of Borrower and its Consolidated Subsidiaries, to (ii) Tangible Net Worth.

     "LIBOR Borrowings" shall mean those Borrowings which bear interest at a rate per annum determined by reference to the LIBOR Index Rate.

     "LIBOR Index Rate" shall mean that interest rate per annum determined monthly by Lender on that day which is two (2) Business Days prior to the first day of each calendar month by dividing: (x) the offered rate for deposits in Dollars in the London interbank borrowing market of amounts equal to or comparable to the maximum amount of the Line of Credit for a period of one (1) month, which rate appears on the display designated as page "3750" of the Telerate Service (or such other page as may replace page "3750" of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) as of 11:00 a.m., London time, on such date (which rate shall be rounded upward, if necessary, to the next higher 1/10,000 of 1%); provided, however, that if more than one such offered rate appears on such service on such date, the offered rate shall be deemed to be the arithmetic average (rounded upward, if necessary, to the next higher of 1/100 of 1%) of such offered rates; by (y) the number 1 minus any then applicable percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or its successor) for determining the maximum reserve requirement for a member of the Federal Reserve System in respect of "Eurocurrency liabilities"(or any other category of liabilities


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


which includes deposits by reference to which the interest rate on such borrowings is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of Lender to United States residents). The LIBOR Index Rate shall be adjusted automatically on and as of the effective date of any change in the percentage described in the foregoing clause (y).

     "Lien" shall mean any deed to secure debt, deed of trust, mortgage or similar instrument, and any lien, security interest, preferential arrangement which has the practical effect of constituting a security interest, security title, pledge, charge, encumbrance or servitude of any kind, whether by consensual agreement or by operation of statute or other law, and whether voluntary or involuntary, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof.

     "Lien Subordination Agreement" shall mean an agreement from any vendor or distributor of inventory to Borrower pursuant to which such Person has waived, released or subordinated in favor of Lender any rights it has in respect of such inventory and any proceeds thereof, to be substantially in the form of Exhibit "K" attached hereto (unless otherwise approved by Lender).

     "Line of Credit" shall refer to the line of credit in the maximum principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) opened by Lender in favor of Borrower pursuant to the provisions of Section 2.1.

     "Loan Documents" shall mean this Agreement, the Notes, any financing statements covering portions of the Collateral, and any and all other documents, instruments, certificates and agreements executed and/or delivered by any Obligor in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

     "Margin" shall mean a sum determined by adding (i) an amount equal to eighty percent (80%), or such lesser or greater percentage which Lender may elect to establish from time to time by written notice to Borrower in its good faith discretion, of the net dollar amount of Eligible Accounts as at the date of determination to (ii) an amount equal to forty percent (40%), or such lesser or greater percentage which Lender may elect to establish from time to time by written notice to Borrower in its good faith discretion, of the dollar amount of the Eligible Inventory, valued at the lower of its Booked Cost or market value, as at the date of determination, not to exceed, in any event, as to Eligible Inventory, the lesser of (A) Two Million Five Hundred Thousand Dollars ($2,500,000) or (B) then current borrowing availability under the Line of Credit determined by reference to Eligible Accounts without regard to Eligible Inventory. As of the Closing Date, Lender has imposed the H-P Reserve against the Margin and borrowing availability under the Line of Credit. Prior to the expiration of a thirty (30) days' period beginning on the Closing Date, the H-P Reserve may be released if, but only if, Hewlett Packard has executed and delivered to Lender a Lien Subordination Agreement in respect of its inventory and the proceeds thereof. Subsequent to the expiration of such thirty(30) days' period, the H-P Reserve shall be released if, but only if, (a) Hewlett Packard has executed and delivered to Lender such Lien Subordination Agreement, and (b) Borrower has returned to Lender the full amount of the loan origination fee previously rebated to it by Lender ($12,500) pursuant to Section 2.2.2(a). Lender shall also be entitled to impose such other reserves against the Margin and borrowing availability under the Line of Credit as it may elect from time to time in its good faith discretion, by written notice to Borrower.

     "Margin Requirement" shall have the meaning ascribed to such term in
Section 2.1.1.

     "Margining Period" shall mean any period during which the Leverage Ratio is greater than 1.50:1. Each Margining Period shall begin on the first day of the first calendar month following the calendar month in which Lender receives the monthly financial statements of Borrower and its consolidated Subsidiaries pursuant to Section 10.6 reflecting a Leverage Ratio greater than 1.50:1, and shall continue thereafter until the first day of the first calendar month following the calendar month in which Lender receives such monthly financial statements of Borrower and its consolidated Subsidiaries reflecting a Leverage Ratio equal to or less than 1.50:1. There may be multiple, consecutive and non-consecutive Margining Periods during the term of this Agreement.

     "Master Note" shall mean the master promissory note, dated of even date herewith, as amended or supplemented from time to time, in a principal amount equal to the maximum amount of the Line of Credit, evidencing Advances to be obtained by Borrower under the Line of Credit, together with any renewals or extensions thereof in whole or in part. The Master Note shall be substantially in the form of Exhibit 'D".

     "Material Adverse Change" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole, or any Guarantor (other than a Subsidiary Guarantor), (b) the rights and remedies of the Lender under any of the Loan Documents or any documents, instruments or agreements executed and/or delivered by any Person other than an Obligor in conjunction with the Loan Documents, or the ability of any Obligor to perform its obligations under any of the Loan Documents or of any Guarantor to perform Guarantor's obligations under any Guaranty or any documents, instruments or agreements executed by any Guarantor in conjunction with such Guaranty, or (c) the legality, validity or enforceability of any of the Loan Documents or any documents, instruments or agreements executed and/or delivered by any Person other than an Obligor in conjunction with the Loan Documents.

     "Note" shall mean any instrument at any time evidencing all or any portion of any Obligations.

     "Obligations" shall mean any and all Debts of each Obligor to Lender, including without limiting the generality of the foregoing, any Debt of any Obligor to Lender under any loan made to such Obligor by Lender prior to the date hereof and any and all extensions or renewals thereof in whole or in part; any Debt of Borrower to Lender arising hereunder or as a result hereof, whether evidenced by any Note, or constituting Advances, Letter of Credit Obligations or otherwise, and any and all extensions or renewals thereof in whole or in part; the Debt of each Subsidiary Guarantor under its Guaranty; any Debt of any Obligor to Lender under any later or future advances or loans made by Lender to such Obligor, and any and all extensions or renewals thereof in whole or in part; and any and all future or additional Debts of any Obligor to Lender whatsoever and in any event whether existing as of the date hereof or hereafter arising, whether arising under a loan, lease, credit card arrangement, line of credit, letter of credit or other type of financing, and whether direct, indirect, absolute or contingent, as maker, endorser, guarantor, surety or otherwise, and whether evidenced by, arising out of, or relating to, a promissory note, bill of exchange, check, draft, bond, letter of credit, guaranty agreement, bankers' acceptance, foreign exchange contract, interest rate protection agreement, derivative product or contract, commitment fee, service charge or otherwise.

     "Obligor" and "Obligors" shall have the meanings given to such terms in the preamble to this Agreement

     "Obligor Information Schedule" shall mean an information schedule, to be completed by Borrower for itself and each other Obligor, in substantially the form of Exhibit "A" attached hereto.

     "Permitted Encumbrances" shall mean: (i) Liens for taxes not yet due and payable or being actively contested as permitted by this Agreement, but only if such Liens do not adversely affect Lender's rights or the priority of Lender's security interest in the Collateral; (ii) carriers', warehousemen's, mechanics, materialmen's, repairmen's or other like Liens arising in the ordinary course of business, payment for which is not yet due or which are being actively contested in good faith and by appropriate, lawful proceedings, but only if such liens are and remain junior to liens granted in favor of Lender; (iii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of utilities, leases, statutory obligations and surety and appeal bonds and other obligations of a like nature arising by statute or under customary terms regarding depository relationships on deposits held by financial institutions with whom an Obligor has a banker-customer relationship; (vi) typical restrictions imposed by licenses and leases of software (including location and transfer restrictions); (vii) Liens in favor of Lender; (viii) Liens granted by any Obligor to vendors or financiers of fixed assets to secure the payment of Purchase Money Debt so long as (A) such Debt is permitted to be incurred hereunder, (B) such Liens extend only to the specific assets so purchased, secure only such deferred payment obligation and related interest, fees and charges and no other Debt, and (C) such Liens are promptly released upon the payment in full of such Debt; (ix) Liens existing on the Closing Date in Inventory Collateral (including proceeds thereof) granted by an Obligor in favor of any vendor or distributor of inventory, provided that such Person has executed in Lender's favor a Lien Subordination Agreement; (x) any Lien existing on any specific fixed asset of any Person at the time such Person becomes an Obligor and not created in contemplation of such event; (xi) any Lien on any specific fixed asset of any Person existing at the time such Person is merged or consolidated with or into one of the Obligors and not created in contemplation of such event; (xii) any Lien existing on any specific fixed asset prior to the acquisition thereof by one of the Obligors and not created in contemplation of such acquisition; (xiii) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (A) such Debt is not secured by any additional assets, and (B) the amount of such Debt secured by any such Lien is not increased; and (xiv) Liens incidental to the conduct of its business or the ownership of its assets which (A) do not secure Debt and (B) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

     "Person" shall mean any individual, partnership, corporation, limited liability company, joint venture, joint stock company, trust, governmental unit or other entity.

     "Prime Borrowings" shall mean those Borrowings which, pursuant to the operation and effect of Section 2.2.1(c), are required to bear interest at a rate per annum equal to the Prime Rate.

     "Prime Rate" refers to that interest rate so denominated and set by Lender from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Lender. Lender extends credit at interest rates equal to, above and below the Prime Rate.

     "Prisym" shall mean Prisym Technologies Inc. of Georgia, a Georgia corporation.

     "Purchase Money Debt" shall mean Debt incurred by Borrower or any Subsidiary in connection with the acquisition of fixed assets for the cost thereof (including any for the deferred payment of any purchase price).

     "Settlement" shall mean a report submitted by Borrower to Lender demonstrating compliance with the Margin Requirement, to be substantially in the form of Exhibit E attached hereto (unless otherwise required or approved by Lender).

     "Subordinated Debt" shall mean any unsecured Debt of Borrower or any Subsidiary to any Person for borrowed funds or for the deferred payment of any purchase price which, by written agreement in form and substance satisfactory to Lender, has been subordinated in right of payment and claim, to the rights and claims of Lender in respect of the Obligations, on terms and conditions otherwise accepted and approved by Lender.

     "Subsidiary" shall mean any corporation, partnership, business association or other entity (including any Subsidiary of any of the foregoing) of which Borrower owns, directly or indirectly through one or more Subsidiaries, fifty percent (50%) or more of the capital stock or other equity interest having ordinary power for the election of directors or others performing similar functions.

     "Subsidiary Guarantor" shall mean each Subsidiary of Borrower which either on or subsequent to the Closing Date becomes a party to this Agreement as a "Subsidiary Guarantor." As of the Closing Date, all Subsidiaries of Borrower, except Prisym, are Subsidiary Guarantors, and each Subsidiary Guarantor is identified as such under the term "Subsidiary Guarantor" on the signature page(s) to this Agreement.

     "Tangible Net Worth" shall mean Borrower's book net worth, determined on a consolidated basis for Borrower and its Consolidated Subsidiaries in accordance with GAAP, minus all assets of Borrower and such Subsidiaries constituting (i) goodwill, patents, copyrights, trademarks, trade names and other intangible assets, (ii) write-ups of assets, (iii) unamortized debt discount and expense,
(iv) deferred charges, (v) any Debts owing to such Person from any shareholders, officers or directors of such Person, or from any Affiliates or Subsidiaries of such

Person, and (vi) any permitted Restricted Investments. For purposes hereof, any minority interest in any Subsidiary shown on Borrower's balance sheet shall be excluded from its net worth and be included in its total liabilities.

     "Telephone Instructions Letter" shall mean a letter from Borrower to Lender, dated as of the Closing Date, indicating to Lender the Person(s) authorized to request Advances pursuant hereto, to be substantially in the form of Exhibit "F" attached hereto (unless otherwise required or approved by Lender).

     "Termination Date" shall mean the earliest to occur of the following dates:
(i) that date on which, pursuant to Section 14, Lender terminates the Line of Credit (or the Line of Credit is deemed automatically terminated) subsequent to the occurrence of an Event of Default; (ii) that date which is June 30, 2001; or
(iii) such later date as to which Lender may agree in writing from time to time hereafter.

     "UCC" shall mean the Uniform Commercial Code-Secured Transactions of Georgia (OCGA Art. 11-9), as in effect on the Closing Date.

     "Year 2000 Compliant and Ready" shall mean that Borrower's and each of its Subsidiaries' hardware and software systems with respect to the operation of its business and its general business plan will: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) respond to and process two digit year input without creating any ambiguity as to the century; and (iv) store and provide date input information without creating any ambiguity as to the century.

     "Year 2K Plan" shall have the meaning ascribed to such term in Section
9.19.

         1.2 USE OF DEFINED TERMS. All terms defined in this Agreement and the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

         1.3 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP.

         1.4 UCC TERMS. The terms "accounts", "chattel paper", "instruments", "general intangibles", "inventory," "equipment" and "fixtures", as and when used in the Loan Documents, shall have the same meanings given to such terms under the UCC.

     2. THE FINANCING.

         2.1 EXTENSIONS OF CREDIT.

               2.1.1 LINE OF CREDIT. On the Closing Date, subject to fulfillment of all conditions precedent set forth in Section 16, Lender agrees to open the Line of Credit in favor of Borrower so that, during the period from the Closing Date to, but not including, the Termination Date, so long as there is not in existence any Default Condition or Event of Default and the requested Borrowing, if made, will not cause a Default Condition or Event of Default to exist, Borrower may borrow and repay and reborrow Advances in up to a maximum aggregate principal amount outstanding at any one time equal to the original principal amount of the Line of Credit; subject, however, to the requirement that at no time shall the aggregate principal amount of (i) outstanding Advances under the Line of Credit, plus (ii) the aggregate amount of all Letter of Credit Obligations, exceed the Commitment or, during any Margining Period, the lesser of (A) the Commitment or (B) the Margin (such requirement being referred to herein as the "Margin Requirement"), and subject, further, to the requirement that if, at any time during any Margining Period, the Margin Requirement is not satisfied, Borrower will immediately repay the then principal balance of the Master Note by that amount necessary to satisfy the Margin Requirement. All proceeds so obtained under the Line of Credit may be used by Borrower for working capital in such manner as Borrower may elect in the ordinary course of its business operations. The Debts arising from Advances made to or on behalf of Borrower under the Line of Credit shall be evidenced by the Master Note, which shall be executed by Borrower and delivered to Lender on the Closing Date. The outstanding principal amount of the Master Note may fluctuate from time to time, but shall be due and payable in full on the Termination Date, and shall bear interest from the date of each disbursement of principal until paid in full at the Applicable Rate, payable in the manner described in Section 2.2.1. Subject to any contrary provisions of Section 2.2.1 in respect of LIBOR Borrowings, Borrower shall have the option to request Advances under the Line of Credit by telephone pursuant to the Telephone Instructions Letter or in a writing delivered to Lender not later than 11:00 a.m. (Atlanta, Georgia time) on the date of the requested Advance; provided, however, that any telephone requests shall be made in accordance with the Telephone Instructions Letter and, unless otherwise approved by Lender, confirmed in writing not later than the Business Day following the disbursement of the requested Advance.

                  2.1.2 LETTERS OF CREDIT. In addition to the foregoing, so long as the Line of Credit remains open, Borrower shall have the further right to apply for, and obtain commercial or standby letters of credit ("Letters of Credit") to be issued by Lender for Borrower for use by Borrower in the ordinary course of its business operations pursuant to a separate application and agreement (one per each Letter of Credit) to be executed at time of issuance between Lender and Borrower, which shall set forth, among other things, the purpose, beneficiary, the expiry date and credit limit, together with the fees and charges imposed by Lender for the issuance and administration thereof. All outstanding Letter of Credit Obligations shall be reserved by Lender against borrowing availability under the Line of Credit and be included as outstanding Debt for purposes of determining the Margin Requirement. Lender shall have the continuing right to charge as Advances any outstanding Letter of Credit Obligations, and any fees and charges associated therewith, which have become due and payable. Lender shall have the further right from time to time to impose sublimits on the aggregate amounts of Letters of Credit and Letter of Credit Obligations which at any one time may be outstanding.

           2.2 INTEREST AND OTHER FEES AND CHARGES.

                  2.2.1 INTEREST AT APPLICABLE RATE. Lender and Borrower agree that the interest rate payable on the Borrowings (herein called the "Applicable Rate") shall be determined as follows:

                  (a) LINE OF CREDIT. Outstanding Advances under the Line of Credit shall bear interest at the LIBOR Index Rate plus two percent (2%) per annum; subject, however, to subsequent adjustment as provided in subsection (b) below.

                  (b) SUBSEQUENT ADJUSTMENTS. The Applicable Rate described in subsection (a) above shall be subject to subsequent adjustment, up or down, based on Borrower's financial performance, determined by reference to THE Leverage Ratio, measured monthly; that is, if the Leverage Ratio, measured as of the end of each Fiscal Month of Borrower, commencing with the Fiscal Month ending closest to, but occurring after, the Closing Date, is as described below, the Applicable Rate shall be the interest rate appearing opposite said Leverage
Ratio:


                                                   APPLICABLE RATE
                                               -----------------------
                              LEVERAGE RATIO   (LIBOR INDEX RATE PLUS)
                              --------------   -----------------------
                              >2.00:1                    2.75%
                              >1.50:1, <2.00:1           2.50%
                                       -
                              >1.0:1, <1.50:1            2.25%
                                      -
                              <1.00:1                    2.00%
                              -

Lender shall determine whether any adjustment to the Applicable Rate is to be made monthly, based on Borrower's financial statements as of and for each Fiscal Month end delivered to Lender pursuant to Section 10.6, provided, however, that if such financial statements are not timely delivered to Lender, then an adjustment to the Applicable Rate shall be made based on an assumed delivery of said financial statements reflecting a Leverage Ratio of greater than 2.00:1; and, provided, further, that no downward adjustment shall be made if an Event of Default or Default Condition then exists. Each such adjustment to the Applicable Rate shall become effective as of the first day of the calendar month following the date on which such financial statements are delivered (or deemed delivered) to Lender, and shall remain effective unless and until any subsequent adjustment becomes effective in accordance with the terms of this subsection (b). Each such adjustment shall apply to all LIBOR Borrowings then existing and any made during the period for which such adjustment becomes effective. In the event that the annual audit report of Borrower for any Fiscal Year shall require restatement of financial statements of Borrower and such restatement shall affect the Leverage Ratio and would have required a different Applicable Rate to be in effect for prior periods, then Lender at its option, may require Borrower to make additional payments of interest or rebate interest for such prior periods.

                  (c) SPECIAL CONDITIONS AND LIMITATIONS ON LIBOR BORROWINGS. If at any time, a change of law, or compliance by Lender with any request or directive (whether or not having the force of law) of any governmental authority shall make it unlawful or impracticable for Lender to make available, maintain or fund any LIBOR Borrowings, Lender shall forthwith give notice to such effect to Borrower, whereupon, until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make such borrowings available to Borrower shall be suspended and if Lender shall determine that it may not lawfully continue to maintain and fund any then outstanding borrowings to maturity and shall so specify in such notice, each Borrowing so affected shall be converted into a Prime Borrowing, effective immediately, and any subsequent Borrowings shall be made, instead, as Prime Borrowings.

                  (d) PAYMENT OF INTEREST. Accrued interest on any Borrowings at the Applicable Rate shall be due and payable monthly in arrears, on the first day of each calendar month, for the preceding calendar month (or portion thereof), commencing on the first day of the first calendar month following the Closing Date, and at maturity.

                  (e) CALCULATION OF INTEREST AND FEES. Interest on Borrowings and any fees described in Section 2.2.2 computed on a per annum basis shall be calculated on the basis of a 360-day year and actual days elapsed. The Applicable Rate on any Prime Borrowings shall change with each change in the Prime Rate, effective as of the opening of business on the Business Day of such change. The Applicable Rate on LIBOR Borrowings shall change with each monthly adjustment of the LIBOR Index Rate, effective on the first day of each calendar month.

                  (f) CHARGING OF INTEREST AND FEES. Accrued and unpaid interest on any Borrowings (and any outstanding fees described in Section 2.2.2) may, when due and payable, be paid, at Lender's option (without any obligation to do so), either (i) by Lender's charging the Line of Credit for an Advance in the amount thereof; or (ii) by Lender's debiting any deposit account constituting Balances Collateral for the amount thereof; but, notwithstanding the foregoing, Borrower shall be and remain responsible for the payment of such sums.

                  (g) RATE ON OTHER OBLIGATIONS. To the extent that, at any time, there are other Obligations besides Advances which are outstanding and unpaid, such Obligations shall, unless and except to the extent that this Agreement, any Note or any other Loan Document evidencing such Obligations provides otherwise, bear interest at the same rate per annum as is then and thereafter payable on Prime Borrowings under the Line of Credit.

                  2.2.2 FEES. In addition to the payment of interest at the Applicable Rate, Borrower shall, also be obligated to pay Lender the following fees and charges:

                  (a) LOAN ORIGINATION FEE. On the Closing Date, a fully earned, non-refundable loan origination fee of Thirty Seven Thousand Five Hundred Dollars ($37,500); provided, however, that a portion thereof, equal to $12,500, shall be rebated by Lender to Borrower on the thirtieth (30th) day after the Closing Date unless, within such thirty (30) days' period, Lender has released the H-P Reserve.

                  (b) NON-USAGE FEE. Quarterly, on the first day of each calendar quarter, commencing on the first of such dates following the Closing Date, Borrower shall pay to Lender a fee equal to (x) One-fourth of one percent (1/4%) per annum, times (y) the difference between (A) the Commitment, and (B) the sum, without duplication, of the following, determined on a daily average basis for the immediately preceding calendar quarter

(or portion thereof, as the case may be): (i) all Advances under the Line of Credit plus (ii) all outstanding Letter of Credit Obligations.

                  (c) AUDIT FEES. For Collateral audits performed by Lender pursuant to Section 10.3, Lender's standard audit fee for each audit performed by Lender (or its designee), which, as of the Closing Date, equals One Thousand Five Hundred Dollars ($1,500) plus expenses; provided, however, that (i) Borrower shall not have to pay for more than one (1) such audit in any Fiscal Year so long as Borrower is not in a Margining Period and (ii) Borrower shall not have to pay for more than four (4) such audits in any one Fiscal Year so long as no Event of Default exists.

                  2.2.3 CAPITAL ADEQUACY. If, after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, affects or might affect the amount of capital required or expected to be maintained by Lender or any corporation in control of Lender and Lender determines that the amount of such capital is increased by or based upon Lender's obligations hereunder, then from time to time, within thirty (30) days after demand by Lender, which demand shall include the change which has occurred and an explanation of such other request, direction or requirement that is necessitating such change, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender in light of such circumstances, to the extent that Lender reasonably determines such increase in capital is allocable to Lender's obligations hereunder, and such payment, as and when received, shall be applied by Lender in reimbursement of Lender's increased costs in regard to such obligations.

                  2.2.4 USURY SAVINGS PROVISIONS. Lender and Borrower hereby further agree that the only charge imposed by Lender upon Borrower for the use of money in connection herewith is and shall be interest at the Applicable Rate, and that all other charges imposed by Lender upon Borrower in connection herewith, are and shall be deemed to be charges made to compensate Lender for underwriting and administrative services and costs, and other services and costs performed and incurred, and to be performed and incurred, by Lender in connection with making credit available to Borrower hereunder, and shall under no circumstances be deemed to be charges for the use of money. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

                  2.3 GENERAL PROVISIONS AS TO PAYMENTS.

                         2.3.1 METHOD OF PAYMENT. All payments of interest, fees
and principal pursuant to this Agreement must be received by Lender no later than 2:00 p.m. (Atlanta, Georgia time) on the date when due, in federal or other funds immediately available to Lender in Atlanta, Georgia.

                         2.3.2 APPLICATION OF PAYMENT. Except as otherwise
expressly set forth herein, all payments received by Lender hereunder shall be applied, in accordance with the then current billing statement applicable to the Borrowing, first to accrued interest, then to fees, then to principal due and then to late charges. Any remaining funds shall be applied to the further reduction of principal. In the event more than one Borrowing shall be outstanding hereunder, and no designation is made by Borrower, Lender, in its discretion, may determine to which Borrowing(s) each payment shall be applied. Notwithstanding the foregoing, upon the occurrence of a

Default Condition or Event of Default, payments shall be applied to the Obligations in such order as Lender, in its sole discretion, may elect.

                  2.3.3 PREPAYMENT. Obligors may prepay any Obligations, in whole or in part, at any time by paying the principal amount to be prepaid together with accrued interest thereon to date of prepayment, but without any premium or penalty.

           2.4 SUBSIDIARY GUARANTY.

                  2.4.1 THE GUARANTY. The Subsidiary Guarantors hereby jointly and severally guarantee to Lender and its successors and assigns the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise of all Obligations of Borrower to Lender (such Obligations herein called, collectively, the "Guaranteed Obligations"), in each case strictly in accordance with the terms thereof. The Subsidiary Guarantors hereby further jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, on demand, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  2.4.2 OBLIGATIONS UNCONDITIONAL. The obligations of the Subsidiary Guarantors hereunder are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Notes or any other Loan Document or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

           (i) at any time or from time to time, without notice to any of the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

           (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

           (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the, Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other Loan Document shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

           (iv) any lien or security interest granted to, or in favor of, Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes or any other Loan Document, or against any other Person under any other Guaranty of, or security for, any of the Guaranteed Obligations.

                  2.4.3 REINSTATEMENT. The obligations of the Subsidiary Guarantors hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the

Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  2.4.4 SUBROGATION. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions hereof until all Guaranteed Obligations are fully paid and satisfied, and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, Lender) that any such payment by it shall constitute a contribution of capital by such Subsidiary Guarantor to the Borrower (or an investment in the equity capital of the Borrower by such Subsidiary Guarantor).

                  2.4.5 REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and Lender, the Guaranteed Obligations may be declared to be forthwith due and payable as provided herein (and shall be deemed to have become automatically due and payable in the circumstances provided herein) for purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes hereof.

                  2.4.6 CONTINUING GUARANTY. The Guaranty set forth herein is a continuing Guaranty, and shall apply to all Guaranteed Obligations, whenever and howsoever arising.

                  2.4.7 RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an "Excess Funding Guarantor" (as defined below) by reason of the payment by Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's "Pro Rata Share" (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the "Excess Payment" (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 2.4 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations. For purposes hereof, (i) "Excess Funding Guarantor" means, in respect of any guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations, (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (express as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantor hereunder) of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                  2.4.8 GENERAL LIMITATION ON GUARANTEED OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state of Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Guarantors hereunder would otherwise, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Subsidiary Guarantor, Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors a determined in such action or proceeding.

     3. SECURITY INTEREST. As security for the payment of all Obligations owing by it from time to time, each Obligor hereby grants to Lender a continuing, general Lien upon and security interest and security title in and to the following described property, or interests in property, of such Obligor, wherever located, whether now existing or hereafter acquired or arising (herein collectively called the "Collateral"), namely: (a) all of its Accounts Receivable Collateral; (b) all of its Inventory Collateral; (c) all of its Equipment Collateral; (d) all of its Intangibles Collateral; (e) all of its Balances Collateral; and (f) all products and/or proceeds of any and all of the foregoing, including, without limitation, insurance proceeds.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO ACCOUNTS RECEIVABLE COLLATERAL. With respect to its Accounts Receivable Collateral, each Obligor hereby represents, warrants and covenants to Lender as set forth below.

                  4.1 BONA FIDE ACCOUNTS. Each item of its Accounts Receivable Collateral arises or will arise under a contract between an Account Debtor and it, or from the bona fide sale or delivery of goods to or performance of services for, an Account Debtor.

                  4.2 GOOD TITLE. It has good title to its Accounts Receivable Collateral free and clear of all Liens other than any Permitted Encumbrances, and no financing statement covering its Accounts Receivable Collateral is on file in any public office other than any evidencing Permitted Encumbrances.

                  4.3 RIGHT TO GRANT SECURITY INTEREST. It has full right, power and authority to grant this security interest in its Accounts Receivable Collateral and hereafter will not pledge, hypothecate, grant a security interest in, sell, assign, transfer, or otherwise dispose of its Accounts Receivable Collateral, or any interest therein.

                  4.4 COLLATERAL RESERVE ACCOUNT. If requested by Lender to do so on or at any time during a Margining Period, it shall establish as soon as practicable but in any event within sixty (60) days thereafter and thereafter maintain for the balance of such Margining Period with Lender, either individually or in combination with one or more other Obligors, a Collateral Reserve Account into which it shall transfer and deliver all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive in full or partial payment for its Inventory Collateral or otherwise as proceeds of its Accounts Receivable Collateral and, pending such transfer and delivery, it shall be deemed to hold same in trust for the benefit of Lender. Such Obligor shall not be entitled to withdraw funds on deposit in such Collateral Reserve Account after its inception without the prior written consent of Lender; provided, however, that, at any time during which collected funds exist on deposit in such Collateral Reserve Account, Lender may withdraw such deposits, or any portion thereof, therefrom, for application against the Obligations in such manner as Lender, in its sole discretion, may determine. Notwithstanding the foregoing, however, so long as no Event of Default exists, Lender agrees to settle with each Obligor as to any funds which may exist in its Collateral Reserve Account opened by it, after the foregoing application, on a daily basis, on each Business Day.

                  4.5 TRADE STYLES. Except as may be set forth on the Obligor Information Schedule attached hereto, it uses no trade names or trade styles in its business operations (herein, "Trade Styles"), and it covenants with Lender not to use any Trade Styles in its business operations hereafter, except as so specified on the Obligor Information Schedule prior to having given Lender at least thirty (30) days prior written notice thereof. In any event to the extent that, now or hereafter, it uses any Trade Styles, it hereby certifies and agrees with Lender that: (i) all of the accounts receivable and proceeds thereof arising out of sales under the Trade Styles shall be the property of, and belong to, it; (ii) each of the Trade Styles is a trade name and trade style (and not an independent corporation or other legal entity) by which it identifies and sells certain of its products or services and under which it may conduct a portion of its business; (iii) all accounts receivable, proceeds thereof, and returned merchandise which arise from the sale of products invoiced under the names of any of the Trade Styles shall be owned solely by it and shall be subject to the terms of this Agreement as they relate to its Accounts Receivable Collateral; and (iv) each Obligor hereby appoints Lender as its attorney-in-fact to file such certificates disclosing its use of the Trade Styles and to take such other actions on its behalf as are necessary to comply with the statutes of any states relating to the use of fictitious or assumed business names, to the extent that it fails to do so.

                  4.6 LIMITED POWER OF ATTORNEY. It irrevocably designates and appoints Lender as its true and lawful attorney-in-fact to endorse for collection any checks, drafts, notes or other instruments received in payment of or on account of any of its Collateral hereafter coming into Lender's possession and control, whether pursuant to the Collateral Reserve Account or otherwise, but Lender shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection of any such Collateral.

     5. REPRESENTATIONS, WARRANTEES AND COVENANTS APPLICABLE TO INVENTORY COLLATERAL. With respect to its Inventory Collateral, each Obligor hereby represents, warrants and covenants to Lender as set forth below:

                  5.1 SALE OF INVENTORY COLLATERAL. It will not sell, lease, exchange, or otherwise dispose of any of its Inventory Collateral without the prior written consent of Lender, except in the ordinary course of business for cash or on open account or on terms of payment ordinarily extended to its customers. Upon the sale, exchange or other disposition of its Inventory Collateral, the security interest and lien created and provided for herein, without break in continuity and without further formality or act, shall continue in and attach to any proceeds thereof, including, without limitation, accounts, contract rights, shipping documents, documents of title, bills of lading, warehouse receipts, dock warrants, dock receipts and cash or noncash proceeds (subject to any Permitted Encumbrances), and in the event of any unauthorized sale, shall continue in its Inventory Collateral itself.

                  5.2 INSURANCE. It will continue to maintain insurance on its Inventory Collateral with the same, or substantially the same, companies, the same, or substantially the same, relative amounts and against the same, or substantially the same, risks as is maintained by Borrower on the Closing Date, with loss payable to Lender as its interests may appear. Such insurance shall not be cancellable by it, unless with the prior written consent of Lender, or by its insurer, unless with at least thirty (30) days (or any lesser number of days otherwise approved by Lender) advance written notice to Lender. In addition, it shall cause insurer to provide Lender with at least thirty (30) days advance written notice prior to insurer's nonrenewal of such insurance. Borrower shall provided to Lender a copy of each such policy.

                  5.3 GOOD TITLE. Except with respect to any Permitted Encumbrances, it owns its Inventory Collateral free and clear of any Lien, and no financing statements or other evidences of the grant of a security interest respecting its Inventory Collateral exist on the public records as of the date hereof other than any evidencing any Permitted Encumbrances.

                  5.4 RIGHT TO GRANT SECURITY INTEREST. It has the right to grant a security interest in its Inventory Collateral. It will pay all taxes and other charges against its Inventory Collateral, and it will not use its Inventory Collateral illegally or allow its Inventory Collateral to be encumbered except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances.

                  5.5 LOCATION OF INVENTORY COLLATERAL. It hereby represents and warrants to Lender that, as of the date hereof, its Inventory Collateral is situated only at one or more of the Collateral Locations, and it covenants with Lender not to locate the Inventory Collateral at any location other than a Collateral Location without at least thirty (30) days prior written notice to Lender.

     6. REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO ACCOUNTS RECEIVABLE COLLATERAL. With respect to its Equipment Collateral, each Obligor hereby represents, warrants and covenants to Lender as set forth below:

                  6.1 SALE OF EQUIPMENT COLLATERAL. It will not sell, lease, exchange, or otherwise dispose of any of its Equipment Collateral without the prior written consent of Lender; provided, however, that, with notice to, but without the necessity of consent of, Lender, from time to time hereafter, in the ordinary course of its business, it may sell, exchange, or otherwise dispose of portions of the Equipment Collateral which are obsolete, worn out or unsuitable for continued use if such Equipment Collateral is replaced promptly upon its disposition with equipment constituting Equipment Collateral having a market value equal to or greater than the Equipment Collateral so disposed of and in which Lender shall obtain and have a first priority security interest pursuant hereto.

                  6.2 INSURANCE. It agrees that it will continue to maintain insurance on its Equipment Collateral with the same, or substantially the same, companies, in the same, or substantially the same, relative amounts and against the same, or substantially the same, risks as is maintained by Borrower on the Closing Date, with loss payable to Lender as its interests may appear. Such insurance shall not be cancellable by it, unless with the prior written consent of Lender, or by its insurer, unless with at least thirty (30) days (or such lesser number of days otherwise approved by Lender) advance written notice to Lender. In addition, it shall cause insurer to provide to Lender at least thirty
(30) days advance written notice prior to insurer's nonrenewal of such insurance. It shall provide to Lender a copy of each such policy on the Closing Date.

                  6.3 GOOD TITLE. It owns its Equipment Collateral free and clear of any prior Lien other than with respect to any Permitted Encumbrances and no financing statements or other evidences of the grant of a security interest respecting the Equipment Collateral exist on the public records as of the date hereof other than any evidencing any Permitted Encumbrances.

                  6.4 RIGHT TO GRANT SECURITY INTEREST. It has the right to grant a security interest in its Equipment Collateral. It will pay all taxes and other charges against its Equipment Collateral. It will not use the Equipment Collateral illegally or allow its Equipment Collateral to be encumbered except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances.

                  6.5 LOCATION. As of the Closing Date, its Equipment Collateral is located only at one or more of the Collateral Locations and, hereafter, it covenants with Lender not to locate its Equipment Collateral at any location other than a Collateral Location without at least thirty (30) days written notice to Lender.

     7. REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO BALANCES COLLATERAL. With respect to its Balances Collateral, each Obligor hereby represents, warrants and covenants to Lender as set forth below:

                  7.1 OWNERSHIP. It owns its Balances Collateral free and clear of any liens, mortgages, security interests or encumbrances thereon, except for any Permitted Encumbrances.

                  7.2 REMEDIES. In addition to such other rights and remedies with respect to its Balances Collateral as may exist from time to time hereafter in favor of Lender, whether by way of set-off, banker's lien, consensual security interest or otherwise, Lender may charge any part or all of the obligations of Lender to an Obligor represented by items constituting its Balances Collateral in the possession and control of Lender against the Obligations.

                  7.3 LIENS. Hereafter, it will not incur, create or suffer to Lien upon its Balances Collateral, except for Permitted Encumbrances, or sell, convey, hypothecate, pledge or assign its right, title or interest therein, without the prior written consent of Lender thereto.

     8. REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO INTANGIBLES COLLATERAL. With respect to its Intangibles Collateral, it hereby represents, warrants and covenants to Lender as set forth below:

                  8.1 OWNERSHIP. It owns its Intangibles Collateral free and clear of any Liens other than with respect to any Permitted Encumbrances, and no financing statements or other evidences of the grant of a security interest respecting its Intangibles Collateral exist on the public records as of the date hereof other than any evidencing any Permitted Encumbrances.

                  8.2 LIENS. Hereafter, it will not incur, create or suffer to exist any lien, security interest or encumbrance upon its Intangibles Collateral except for the security interest granted herein and except for any Permitted Encumbrances or sell, convey, hypothecate, pledge or assign its right, title or interest therein.

                  8.3 PRESERVATION. Hereafter, it will take all necessary and appropriate measures to obtain, maintain, protect and preserve its Intangibles Collateral including, without limitation, registration thereof with the appropriate state or federal governmental agency or department.

       9. GENERAL REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement, each Obligor hereby represents and warrants to Lender (which representations and warranties, together with any other representations and warranties of each Obligor contained elsewhere in this Agreement, shall be deemed to be renewed as of the date of each Advance and the issuance of each Letter of Credit), as set forth below:

                  9.1 EXISTENCE AND QUALIFICATION. It is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, as designated on the Obligor Information Schedule, with its principal place of business, chief executive office and office where it keeps all of its books and records being located at the Executive Office and is duly qualified as a foreign corporation in good standing in each other state in which a Collateral Location of that Obligor is situated or wherein the failure to so qualify could not reasonably be expected to result in a Material Adverse Change. It has as its corporate name, as registered with the secretary of state of the state of its incorporation, the words first inscribed hereinabove as its name, and, except as may be described on the Obligor Information Schedule, it has not done business under any other name.

                  9.2 AUTHORITY; AND VALIDITY AND BINDING EFFECT. It has the corporate power to make, deliver and perform under the Loan Documents to which it is party, and, in the case of Borrower, to borrow hereunder, and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of the Loan Documents. This Agreement constitutes, and the remainder of the Loan Documents, as and when executed and delivered for value received, will constitute, the valid obligations of each Obligor, legally binding upon it and enforceable against it in accordance with their respective terms.

                  9.3 INCUMBENCY AND AUTHORITY OF SIGNING OFFICERS. The undersigned officers of each Obligor hold the offices specified hereinbelow and, in such capacities, are duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Loan Documents for and on behalf of such Obligor, and to bind it accordingly thereby.

                  9.4 NO MATERIAL LITIGATION. Except as may be set forth on the Obligor Information Schedule, to the best of such Obligor's knowledge, there are no legal proceedings pending before any court or administrative agency which, if adversely determined, could reasonably be expected to result in a Material Adverse Change.

                  9.5 TAXES. It has filed or caused to be filed all tax returns required to be filed by it and has paid all taxes shown to be due and payable by it on said returns or on any assessments made against it wherein the failure to so qualify could not reasonably be expected to result in a Material Adverse Change.

                  9.6 CAPITAL. All capital stock, debentures, bonds, notes and all other securities of each Obligor presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "blue sky" laws of all applicable states and the federal securities laws. Unless otherwise set forth on the Obligor Information Schedule, Borrower owns all issued and outstanding capital stock of each Subsidiary Guarantor.

                  9.7 ORGANIZATION. The articles of incorporation of and bylaws of each Obligor are in full force and effect under the law of the state of its incorporation and all amendments to said articles of incorporation and bylaws have been duly and properly made under and in accordance with all applicable laws.

                  9.8 INSOLVENCY. After giving effect to the execution and delivery of the Loan Documents and the extension of any credit or other financial accommodations hereunder, no Obligor will be "insolvent", within the meaning of such term as used in O.C.G.A. Section 18-2-22 or as defined in
Section 101(32) of the Bankruptcy Code; or be unable to pay its debts generally as such debts become due; or have an unreasonably small capital.

                  9.9 TITLE. It has good and marketable title to all of its properties subject to no Lien of any kind except for Permitted Encumbrances.

                  9.10 MARGIN STOCK. It is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any "margin stock", as that term is defined in Section 221.2(h) of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any borrowing made pursuant hereto will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors. In connection herewith, if requested by Lender, each Obligor will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

                  9.11 NO VIOLATIONS. The execution, delivery and performance by it of each of the Loan Documents to which it is party have been duly authorized by all necessary corporate action and do not and will not require any consent or approval of the shareholders of any Obligor, violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any Obligor or of the charter or bylaws of any Obligor, or, to the best of its knowledge, result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligor is a party or by which it or its properties may be bound or affected, and, to the best of its knowledge, no Obligor is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  9.12 FINANCIAL STATEMENTS. The financial statements of Borrower and its Consolidated Subsidiaries (if any) for its most recently completed Fiscal Year and for that portion of its current Fiscal Year ended with that Fiscal Month ended closest to the Closing Date for which financial statements have been prepared, including balance sheet; income statement and, if available, statement of changes in cash flow, copies of which heretofore have been furnished to Lender, are complete and accurately and fairly represent the financial condition of Borrower and its Consolidated Subsidiaries (if any), the results of its operations and the transactions in its equity accounts as of the dates and for the periods referred to therein, and have been prepared in accordance with GAAP. There are no material liabilities, direct or indirect, fixed or contingent, of Borrower or any such Consolidated Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto. No Material Adverse Change has occurred since the date of the balance sheet contained in the annual financial statement described hereinabove.

                  9.13 PURCHASE OF COLLATERAL. Within the twelve (12) months period preceding the Closing Date, no Obligor has purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the business of Borrower's seller, except for any Collateral acquired in connection with the acquisitions of Computer Graphics Technology, Inc., Martec, Inc., and New England Computer Graphics, Inc.

                  9.14 POLLUTION AND ENVIRONMENTAL CONTROL. Each Obligor and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under, and is in material compliance with, all Environmental Laws.

                  9.15 POSSESSION OF PERMITS. Each Obligor and each of its Subsidiaries possess all franchises certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities; and all patents, trademarks, service marks, trade names, copyrights, licenses and other, similar rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets, and no Obligor or any such Subsidiary is in violation of any thereof. A complete and accurate list of all such patents, trademarks, service marks, trade names, copyrights, licenses and other, similar rights owned by each Obligor in existence on the Closing Date is set forth on the Obligor Information Schedule attached hereto.

                  9.16 SUBSIDIARIES. As of the Closing Date, no Obligor has any Subsidiaries, except: (i) that Prisym and each Subsidiary Guarantor is a Subsidiary of Borrower; and (ii) each other Obligor (besides Borrower) may have Subsidiaries, if and to the extent described on the Obligor Information Schedule.

                  9.17 FEDERAL TAXPAYER IDENTIFICATION NUMBER. Each Obligor's federal taxpayer identification number (to the extent available on the Closing
Date) is as indicated on the Obligor Information Schedule.

                  9.18 EMPLOYEE BENEFIT PLANS. As of the Closing Date, no Obligor has any Employee Benefit Plans except as may be described on the Obligor Information Schedule.

                  9.19 YEAR 2000 COMPLIANCE. Borrower has developed and has delivered to Lender a comprehensive plan (the "Y2K Plan") for insuring that the Borrower's and its Subsidiaries' software and hardware systems which impact or affect in any way the business operations of the Borrower and its Subsidiaries will be Year 2000 Compliant and Ready. The Borrower and its Subsidiaries have met the Y2K Plan milestones such that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan.

     10. AFFIRMATIVE COVENANTS. Each Obligor covenants to Lender that from and after the date hereof, and so long as any amounts remain unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), such Obligor will comply (and cause each of its Subsidiaries to comply) with the affirmative covenants set forth below:

                  10.1 RECORDS RESPECTING COLLATERAL. All records with respect to its Collateral will be kept at its Executive Office and will not be removed from such address without the prior written consent of Lender.

                  10.2 FURTHER ASSURANCES. It shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of its Collateral, the proceeds thereof, and any other property at any time constituting security to Lender. It shall perform or cause to be performed such acts as Lender may request to establish and maintain for Lender a valid and perfected security interest in and security title to its Collateral, free and clear of any liens, encumbrances or security interests other than Permitted Encumbrances.

                  10.3 RIGHT TO INSPECT AND CONDUCT AUDITS. Lender (or any Person or Persons designated by it) shall have the continuing right to call at any Executive Office or any Collateral Location at any reasonable time, upon reasonable advance notice, and without hindrance or delay, inspect, audit, check and make extracts from an Obligor's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to an Obligor's business or to any other transactions between the parties hereto.

                  10.4 COLLATERAL REPORTS. During any Margining Period, Borrower shall, as soon as practicable, and in any event on or before ten (10) days after the end of each Fiscal Month, assemble or cause to be assembled, and furnish or cause to be furnished to Lender, a status report, certified by a duly authorized officer of Borrower, showing the aggregate dollar value of the items comprising the Obligors' Accounts Receivable Collateral and the age of each individual item thereof as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as Lender may request), plus the type, dollar value and location of the Obligors'

Inventory Collateral as at the end of the preceding Fiscal Month, valued at the lower of its Booked Cost or market value, plus an accounts payable aging. Additionally, Lender may, at any time in its sole discretion, require each Obligor to permit Lender to verify the individual account balances of any individual Account Debtors. Further, upon request from Lender, made at any time hereafter, and, in any event, with the above-described status report for the month of December in each year, each Obligor shall furnish Lender with a then current customer and Account Debtor name and address list.

                  10.5 SETTLEMENT REPORTS. During any Margining Period, Borrower shall, as soon as practicable, and in any event within ten (10) days after the end of each Fiscal Month, if the Leverage Ratio as of any Fiscal Month during such Margining Period is >1.50:1, <=2.00:1, and on or before the second Business Day following each calendar week end if the Leverage Ratio as of any Fiscal Month during such Margining Period is >2.00:100, prepare and deliver to Lender a settlement report with respect to satisfaction of the Margin Requirement as of the date of report submission, to be substantially in the form of Exhibit "F" attached hereto or in such form as Lender may deliver for such purpose to Borrower from time to time hereafter (herein, a "Settlement Report"), the statements in which, in each instance, shall be certified as to truth and accuracy by a duly authorized officer of Borrower.

                  10.6 PERIODIC FINANCIAL STATEMENTS. Borrower shall, as soon as practicable, and in any event within thirty (30) days after the end of each Fiscal Month, furnish to Lender unaudited financial statements of Borrower and each Consolidated Subsidiary (if any), including balance sheets, income statements and statements of cash flow for the Fiscal Month ended, and for the Fiscal Year to date, on a consolidated and, if requested by Lender, consolidating basis. Such financial statements shall also be prepared on an unaudited consolidating basis for such Subsidiaries of Borrower (if any) which accounted for more than ten percent (10%) of the gross revenues of Borrower for that year. All such financial statements shall be certified by a duly authorized officer of Borrower to present fairly the financial position and results of operations of Borrower for the period involved in accordance with GAAP (but for the omission of footnotes and subject to year-end audit adjustments).

                  10.7 ANNUAL FINANCIAL STATEMENTS. Borrower shall, as soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, furnish to Lender the annual audit report of Borrower and its Consolidated Subsidiaries (if any), certified without material qualification by independent certified public accountants selected by Borrower and acceptable to Lender, and prepared in accordance with GAAP, together with relevant financial statements of Borrower and such Subsidiaries for the Fiscal Year then ended, on a consolidating and a consolidated basis, if applicable. Borrower shall cause said accountants to furnish Lender with a statement that in making their examination of such financial statements, they obtained no knowledge of any Event of Default or Default Condition which pertains to accounting matters relating to this Agreement or the Notes, or, in lieu thereof, a statement specifying the nature and period of existence of any such Event of Default or Default Condition disclosed by their examination.

                  10.8 SEC REPORTS. So long as Borrower is subject to reporting requirements of the Securities and Exchange Commission ("SEC"), Borrower shall submit to Lender copies of its quarterly 10-Q reports, annual 10-K reports and any other, similar or supplemental reports which Borrower must issue to the SEC promptly, but in any event within ten (10) days after, its delivery of such reports to the SEC.

                  10.9 PAYMENT OF TAXES. Each Obligor shall pay and discharge all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties attach thereto, unless and to the extent only that (x) such taxes, assessments and governmental charges are being contested in good faith and by appropriate proceedings by it, (y) it maintains reasonable reserves on its books therefor and (z) the payment of such taxes does not result in a Lien upon any of the Collateral other than a Permitted Encumbrance.

                  10.10 MAINTENANCE OF INSURANCE. In addition to and cumulative with any other requirements herein imposed on an Obligor with respect to insurance, each Obligor shall maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, but in any event to include loss, damage, flood, windstorm, fire, theft, extended coverage, business interruption, freight insurance and product liability insurance in relative amounts which are the same, or substantially the same, as in existence on the Closing Date, which such insurance shall not be cancellable by it, unless with the prior written consent of Lender, or by its insurer, unless with at least thirty (30) days advance written notice to Lender thereof (or such lesser or greater time period as shall be accepted or required by Lender from time to time). Each Obligor shall file with Lender upon its request a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rates of insurance, the date of expiration thereof, the properties and risks covered thereby and the insured with respect thereto, together with a copy of each such policy and, within thirty (30) days after notice in writing from Lender, obtain such additional insurance as Lender may reasonably request.

                  10.11 MAINTENANCE OF PROPERTY AND MANAGEMENT. Each Obligor shall maintain its property in good working condition and its executive management reasonably satisfactory to Lender.

                  10.12 COMPLIANCE CERTIFICATE. Borrower shall, on a monthly basis not later than forty-five (45) days after the close of each of its first three (3) Fiscal Quarters and not later than one hundred twenty (120) days after the close of its Fiscal Year, certify to Lender, in a statement executed by a duly authorized Officer of Borrower in the form of Exhibit "G" attached hereto (herein, a "Compliance Certificate") that no Event of Default and no Default Condition exists or has occurred, or, if an Event of Default or Default Condition exists, specifying the nature and period of existence thereof. Such Compliance Certificate shall also set forth, in reasonable detail, evidence of Borrower's, compliance with all financial covenants set forth in Schedule "I" attached hereto for the immediately preceding Fiscal Month or Fiscal Quarter, as applicable.

                  10.13 CHANGE OF PRINCIPAL PLACE OF BUSINESS, ETC. Each Obligor hereby understands and agrees that if, at time hereafter, it elects to move its Executive Office, or if Borrower elects to change its name, identity or its organization structure to other than a corporate structure, it must notify Lender in writing at least thirty (30) days prior thereto; provided, however, that no such notice shall be required for the change in name of Intelligent Products Marketing Incorporated into Tekgraf, Inc., a California corporation, which is scheduled to occur on or about the Closing Date.

                  10.14 WAIVERS. With respect to each of the Collateral Locations, each Obligor will obtain such waivers of lien, estoppel certificates or subordination agreements as Lender may reasonably require to insure the priority of its security interest in that portion of its Collateral situated at such locations.

                  10.15 PRESERVATION OF EXISTENCE. Each Obligor shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

                  10.16 COMPLIANCE WITH LAWS. Each Obligor and each of its Subsidiaries shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would or could materially adversely affect their respective financial condition or the ownership, maintenance or operation of any material portion of any of their respective properties. Without limiting the foregoing, each Obligor and each of its Subsidiaries shall obtain and maintain all permits, licenses and other authorizations which are required under, and otherwise comply with, all federal, state, and local laws and regulations.

                  10.17 SUBORDINATIONS. At Lender's request, which may be made at any time on or after the Closing Date, Borrower shall provide Lender with a Subordination Agreement executed by any Person who is an Affiliate of Borrower or any Guarantor to whom Borrower or any Subsidiary Guarantor is or hereafter owes any Debt subordinating in right of payment and claim on terms acceptable to Lender all of such Debt to the claims of Lender in respect of the Obligations.

                  10.18 CERTAIN REQUIRED NOTICES. Promptly, upon its receipt of notice or knowledge thereof, Borrower will report to Lender: (i) any lawsuit or administrative proceeding in which Borrower or any Subsidiary is a defendant which, if decided adversely to Borrower or such Subsidiary, could reasonably be expected to result in a Material Adverse Change; or (ii) the existence and nature of any Default Condition or Event of Default.

                  10.19 YEAR 2000 COMPATIBILITY. Borrower will deliver to Lender
(i) simultaneously with the delivery of its financial statements pursuant to Sections 10.6 and 10.7 hereof, a statement of the Chief Executive Officer or Chief Financial Officer of Borrower to the effect that nothing has come to such officer's attention to cause such officer to believe that the Y2K Plan milestones have not been met in a manner such that the Borrower's and its Subsidiaries hardware and software systems will not be Year 2000 Compliant and Ready in accordance with the Y2K Plan; (ii) within five (5) Business Days after the Borrower becomes aware of any deviations from the Y2K Plan which would cause compliance with the Plan to be delayed or not achieved, a statement of the Chief Executive Officer or Chief Financial Officer, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto; and (iii) promptly upon the receipt thereof, a coy of any third party assessments of Borrower's Y2K Plan, together with any recommendations made by such third party with respect to Year 2000 compliance.

     11. NEGATIVE COVENANTS. Each Obligor covenants to Lender that from and after the date hereof and so long as any amount remains unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), it will not do (and will not permit any of its Subsidiaries to do), without the prior written consent of Lender, any of the things or acts set forth below:

                  11.1 ENCUMBRANCES. Create, assume, or suffer to exist any Lien, except for Permitted Encumbrances.

                  11.2 DEBT. Incur, assume, or suffer to exist any Debt, except for: (i) Debt to Lender or any Affiliate of Lender; (ii) Debt to Persons other than Lender existing on the date of this Agreement; (iii) Subordinated Debt;
(iv) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (v) accrued pension fund and other employee benefit plan obligations and liabilities (provided, however, that such Debt does not result in the existence of any Event of Default or Default Condition under any other provision of this Agreement); (vi) deferred taxes;
(vii) accruals arising in the ordinary course of business; (viii) Purchase Money Debt; and (ix) Debt resulting from endorsements of negotiable instruments received in the ordinary course of its business.

                  11.3 CONTINGENT LIABILITIES. Guarantee, endorse, become surety with respect to or otherwise become directly or contingently liable for or in connection with the obligations of any other person, firm, or corporation, except for endorsements of negotiable instruments for collection in the ordinary course of business.

                  11.4 DIVIDENDS. Declare or pay any dividends on, or make any distribution with respect to, its shares of any class of capital stock.

                  11.5 REDEMPTION. Purchase, redeem, or otherwise acquire for value any shares of any class of its capital stock.

                  11.6 INVESTMENTS. Make any investment in cash or by delivery of property to any Person, whether by acquisition of stock, indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, in any Person or property of a Person, except: (i) fixed assets acquired from time -to time in the ordinary course of business; (ii) current assets arising from the sale of goods or the provision of services in the ordinary course of business; (iii) loans or advances to employees for salary, commissions, travel or the like, made in the ordinary course of business; (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof; (v) investments in time deposits, demand deposits and certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $500,000,000; and (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof; and (vii) loans and advances between or among Obligors.

                  11.7 MERGERS. Dissolve or otherwise terminate its corporate status or enter into any merger or consolidation or make any substantial change in the basic type of business conducted by Borrower and its Subsidiaries, as of the Closing Date, except that (i) any of Borrower's Subsidiaries may merge or consolidate with each other or with Borrower, so long as Borrower is the surviving corporation in such merger; and (ii) Borrower may reincorporate as a Georgia corporation, provided that Borrower upon at least twenty-one (21) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender, to perfect or continue the perfection of Lender's Lien.

                  11.8 BUSINESS LOCATIONS. Transfer its principal place of business or Executive Office, or open new store locations or warehouses, or transfer existing store locations or warehouses or maintain records with respect to its Collateral, to or at any locations other than those at which the same are presently kept or maintained as set forth on the Obligor Information Schedule, except upon at least twenty-one (21) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender, to perfect or continue the perfection of Lender's Lien.

                  11.9 AFFILIATE TRANSACTIONS. Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of its or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to it or such Obligor than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

                  11.10 SUBSIDIARIES. Acquire or create any Subsidiary (except Prisym) unless (i) Lender receives at least ten (10) days advance written notice thereof, (ii) such Subsidiary executes a joinder agreement, in substantially the form of Exhibit "J" attached hereto, binding itself to be a Subsidiary Guarantor; and (iii) all capital stock of such Subsidiary is pledged to Lender pursuant to a Stock Pledge Agreement in substantially the form of Exhibit "I".

                  11.11 FISCAL YEAR. Change its Fiscal Year, or permit any Subsidiary to have a fiscal year different from the Fiscal Year of Borrower.

                  11.12 DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of any of its properties, including any disposition of property as part of a sale and leaseback transaction, to or in favor of any person, except (i) sales of Inventory Collateral in the ordinary course of an Obligor's business or (ii) such other dispositions as otherwise may be expressly authorized by this Agreement.

                  11.13 FEDERAL TAXPAYER IDENTIFICATION NUMBER. Change or permit any Subsidiary to change its federal taxpayer identification number without prior written notice to Lender.

                  11.14 EMPLOYEE BENEFIT PLANS. Permit an Employee Benefit Plan to become materially underfunded or create any Employee Benefit Plan without prior written notice to Lender and upon such-notification this Agreement shall be amended as determined necessary by Lender in its discretion as a result of the creation of such Plan.

     12. FINANCIAL COVENANTS. Borrower covenants to Lender that, from and after the date hereof and so long as any amount remains on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), it will comply with the financial covenants set forth below on Schedule "I" attached hereto.

     13. EVENTS OF DEFAULT. The occurrence of any events or conditions set forth below shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied:

                  13.1 OBLIGATIONS. Any Obligor shall fail to make any payment on any of its Obligations, when due, and such failure to pay shall continue without waiver or cure for a period of three (3) Business Days.

                  13.2 MISREPRESENTATIONS. Any Obligor, any Subsidiary of an Obligor or any Guarantor shall make any representation or warranty of a material fact in any of the Loan Documents or in any Guaranty or in any other certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents or any Guaranty which proves to have been false or misleading in any material respect when made or furnished.

                  13.3 CERTAIN COVENANTS. Any Obligor shall default in the observance or performance of any covenant or agreement contained in Sections
10.3 through 10.8, 10.12, 10.14 or 10.19 of Article 10, in any Section of
Article 11 or of any Section in Schedule "I".

                  13.4 OTHER COVENANTS. Any Obligor, any Subsidiary of an Obligor or any Guarantor shall default in the observance or performance of any covenant or agreement contained herein, in any of the other Loan Documents, or any Guaranty (other than a default the performance or observance of which is dealt with specifically elsewhere in this Section) unless (i) with respect to this Agreement, such default is cured to Lender's satisfaction within twenty
(20) days after the sooner to occur of receipt of notice of such default from Lender or the date on which such default first becomes known to Borrower and
(ii) with respect to any other Loan Document or Guaranty, such default is cured within any applicable grace, cure or notice and cure period contained therein.

                  13.5 OTHER DEBTS. Any Obligor, any Subsidiary or any Guarantor shall default in connection with any agreement for Debt exceeding, individually, or in aggregate amount, Two Hundred Fifty Thousand Dollars ($250,000) with any creditor, including Lender, which entitles said creditor to accelerate the maturity thereof, and any grace or cure period with respect thereto elapses without such default being cured or waived.

                  13.6 VOLUNTARY BANKRUPTCY. Any Obligor, any Subsidiary of an Obligor or any Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; any Obligor, any Subsidiary of an Obligor or any Guarantor shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; any Obligor, any Subsidiary of an Obligor or any Guarantor shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of any Obligor, any Subsidiary of an Obligor or any Guarantor for all or a substantial part of its property; any Obligor, any Subsidiary of an Obligor or any Guarantor shall make an assignment for the benefit of creditors; or any Obligor, any Subsidiary of an Obligor or any Guarantor shall be unable or shall fail to pay its debts generally as such debts become due, or any Obligor, any Subsidiary of an Obligor or any Guarantor shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

                  13.7 INVOLUNTARY BANKRUPTCY. There shall have been filed against any Obligor, any Subsidiary of an Obligor or any Guarantor an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing; any Obligor, any Subsidiary of an Obligor or any Guarantor shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of any Obligor, any Subsidiary or any Guarantor or for all or a substantial part of its property; or any Obligor, any Subsidiary of an Obligor or any Guarantor shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of any Obligor, any Subsidiary of an Obligor or any Guarantor; or any motion, complaint or other pleading is filed in any bankruptcy case of any person or entity other than any Obligor, any Subsidiary of an Obligor or any Guarantor and such motion, complaint or pleading seeks the consolidation of any such Obligor's, Subsidiary's or Guarantor's assets and liabilities with the assets and liabilities of such person or entity.

                  13.8 DAMAGE, LOSS, THEFT OR DESTRUCTION OF COLLATERAL. There shall have occurred material uninsured damage to, or uninsured loss, theft or destruction of, any Collateral having a value, based on the lower of its depreciated cost or market value, exceeding Two Hundred Fifty Thousand Dollars ($250,000).

                  13.9 JUDGMENTS. A final judgment or order for the payment of money is rendered against any Obligor, any Subsidiary of an Obligor or any Guarantor in the amount of One Hundred Thousand Dollars ($

100,000) or more (exclusive of amounts covered by insurance) and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (y) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of thirty (30) consecutive days.

                  13.10 DISAVOWAL OF CERTAIN OBLIGATIONS. Any Person (other than Lender) party to a Guaranty or Subordination Agreement shall disavow its obligations thereunder, or any such Guaranty or Subordination Agreement is alleged to be, or determined by any governmental authority to be, invalid, unenforceable or otherwise not binding on any Person party thereto (other than Lender), in whole or in part.

                  13.11 MATERIAL ADVERSE CHANGE. There shall occur any Material Adverse Change.

                  13.12 CHANGE OF CONTROL, ETC. Either (a) a change in Control shall occur in respect of Borrower; or (b) Borrower shall fail to own, beneficially and of record, with power, all issued and outstanding capital stock of each Subsidiary Guarantor having voting power or shall enter into, consent to, or acquiesce in, any sale, assignment transfer, pledge, hypothecation or other disposition of any such shares of capital stock.

     14. REMEDIES. Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of Lender to enforce its claims against any Obligor for damages for failure by any Obligor to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding in a form acceptable to Lender, Lender shall have all of the rights and remedies set forth below, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others; provided, however, that, in addition to the foregoing, if the Event of Default is in respect of Section 13.6 or 13.7, then, automatically, immediately upon such Event of Default occurring, without necessity of any further action on Lender's part, all commitments of Lender hereunder and under all other Loan Documents shall terminate, and all Obligations shall be immediately due and payable.

                  14.1 ACCELERATION OF THE OBLIGATIONS. Lender, at its option, may terminate all commitments of Lender hereunder and under all other Loan Documents, and declare all of the Obligations to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by each Obligor, anything contained herein to the contrary notwithstanding. If any promissory note of any Obligor to Lender constituting Obligations, including, without limitation, any of the Notes, shall be a demand instrument, however, the recitation of the right of Lender to declare any and all Obligations to be immediately due and payable, whether such recitation is contained in such note or in this Agreement, as well as the recitation of the above events permitting Lender to declare all Obligations due and payable, shall not constitute an election by Lender to waive its right to demand payment under a demand at any time and in any event; as Lender in its discretion may deem appropriate. Hereafter, Lender, at its option, may, but shall not be obligated to, accept less than the entire amount of Obligations due, if tendered, provided, however, that unless then agreed to in writing by Lender, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default or a reinstatement of any commitments of Lender hereunder or under all other Loan Documents.

                  14.2 DEFAULT. If Lender so elects, by further written notice to Borrower, Lender may increase the rate of interest charged on the Notes then outstanding for so long thereafter as Lender further shall elect by an amount not to exceed the Default Rate.

                  14.3 REMEDIES OF A SECURED PARTY. Lender shall thereupon have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, to apply the proceeds therefrom to any of the Obligations in such order as Lender, in its sole discretion, may elect. Lender shall give Borrower in behalf of all Obligors, written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to Borrower at least ten
(10) days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute Obligations.

                  14.4 REPOSSESSION OF THE COLLATERAL. Lender may take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Borrower assemble the Collateral at a place or places and in such manner as Lender shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable and each Obligor hereby waives all rights which it has or may have under and by virtue of OCGA Ch. 44-14, including, without limitation, the right of each Obligor to notice and to a judicial hearing prior to seizure of any of its Collateral by Lender.

                  14.5 DIRECT NOTIFICATION. Lender may, additionally, in its sole discretion, at any time that an Event of Default exists, direct Account Debtors to make payments on the Accounts Receivable Collateral, or portions thereof, of any Obligor directly to Lender, and the Account Debtors are hereby authorized and directed to do so by such Obligor upon Lender's direction, and the funds so received shall be also deposited in the Collateral Reserve Account if then opened, or, at the election of Lender, upon its receipt thereof, be applied directly to repayment of the Obligations in such order as Lender, in its sole discretion, shall determine.

                  14.6 OTHER REMEDIES. Unless and except to the extent expressly provided for to the contrary herein, the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender's rights under the UCC, as amended from time to time, or any other statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of Lender, all of which may be exercised successively or concurrently.

                  14.7 SET OFF. Lender may set off any or all of the Balances Collateral against the Obligations.

     15. MISCELLANEOUS.

                  15.1 WAIVER. Each and every right granted to Lender under this Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

                  15.2 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

                  15.3 SURVIVAL. All representations, warranties and covenants made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof. The terms and provisions of this Agreement shall continue in full force and effect notwithstanding the payment of one or more of the Notes or the termination of the Line of Credit, until all of the Obligations have been paid in full and Lender has terminated this Agreement in writing.

                  15.4 ASSIGNMENTS. No assignment hereof or of any Loan Document shall be made by Borrower without the prior written consent of Lender. Lender may assign, or sell participations in, its right, title and interest herein and in the Loan Documents at any time hereafter without notice to or consent of Borrower.

                  15.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

                  15.6 REIMBURSEMENT. Each Obligor binds itself to pay to Lender on demand all out-of-pocket costs and expenses that Lender pays or actually incurs in connection with the negotiation, preparation, consummation, enforcement and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' fees and paralegals' fees and disbursements of outside counsel; (b) costs and expenses (including outside attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) actual taxes, fees and other charges for recording any deeds to secure debt, deeds of trust, mortgages, filing financing statements and continuations, and other actions to perfect, protect and continue the Lien of Lender in the Collateral; (e) sums paid or incurred to pay for any amount or to take any action required of any Obligor under the Loan Documents that it fails to pay or take; (f) costs of appraisals, inspections, field audits and verifications of the Collateral, including, without limitation, costs of travel, for inspections of the Collateral and an Obligor's operations by Lender; (g) costs and expenses of preserving and protecting the Collateral; and (h) after an Event of Default, costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Lien in the collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents or to defend any claim made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid to Borrower. All of the foregoing costs and expenses may, in the discretion of Lender, be charged to the Master Note. Obligors will pay all expenses incurred by them in this transaction. In the event any Obligor becomes a debtor under the Bankruptcy Code, Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred) all for the extent allowed by the Bankruptcy Code.

                  15.7 SUCCESSORS AND ASSIGN. This Agreement and Loan Documents shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto and thereto.

                  15.8 SEVERABILITY. If any provision this Agreement or of any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  15.9 NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when personally delivered or deposited in the mail, registered or certified mail, postage prepaid, addressed as follows: (i) for Lender, care of the address of Lender inscribed beneath its signature hereinbelow and (ii) for any Obligor, care of the address set forth as its Executive Office on the Obligor Information Schedule (or to such other address as may be designated hereafter in writing by the respective parties hereto) except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed.

                  15.10 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the remaining Loan Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any Loan Document may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought

                  15.11 TIME OF ESSENCE. Time is of the essence in this Agreement and the other Loan Documents.

                  15.12 INTERPRETATION. No provision of this Agreement or any Loan Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  15.13 LENDER NOT A JOINT VENTURER. Neither this Agreement nor any Loan Document shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender and Borrower.

                  15.14 JURISDICTION. EACH OBLIGOR AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, ALL AS LENDER MAY ELECT. BY EXECUTION OF THIS AGREEMENT, EACH OBLIGOR HEREBY SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER RIGHTS MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED OR REQUIRED BY LAW.

                  15.15 ACCEPTANCE. This Agreement, together with the other Loan Documents, shall not become effective unless and until delivered to Lender at its principal office in Atlanta, Fulton County, Georgia and accepted in writing by Lender at such office as evidenced by its execution hereof (notice of which delivery and acceptance are hereby waived by each Obligor).

                  15.16 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or any other day in which national banks within the State of Georgia are legally authorized to close, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Notes.

                  15.17 CURE OF DEFAULTS BY LENDER. If, hereafter, any Event of Default occurs, Lender may, at its option, but without obligation, cure such Event of Default itself and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be deemed to be advances against the Master Note, whether or not this creates an overadvance thereunder, and shall be payable in accordance with its terms.

                  15.18 RECITALS. All recitals contained herein are hereby incorporated by reference into this Agreement and made part thereof.

                  15.19 ATTORNEY-IN-FACT. Each Obligor hereby designates, appoints and empowers Lender irrevocably as its attorney-in-fact, effective during any time that an Event of Default exists, either in its name or the name of Lender, at such Obligor's cost and expense, (i) to do any and all actions which Lender may deem necessary or advisable to carry out the terms of this Agreement or any other Loan Document upon the failure, refusal or inability of an Obligor to do so and (ii) to ask for, demand, sue for, collect compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any of the Collateral and, in connection therewith, to take any and all actions as Lender may deem necessary or desirable to realize upon any Collateral; and each Obligor hereby agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith.

                  15.20 SOLE BENEFIT. The rights and benefits set forth in this Agreement and the other Loan Documents are for the sole and exclusive benefit of the parties hereto and thereto and may be relied upon only by them.

                  15.21 INDEMNIFICATION. Each Obligor will hold Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns harmless from and indemnify Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns against, all loss, damages, costs and expenses (including, without limitation, reasonable attorney's fees, costs and expenses) actually incurred by any of the foregoing, whether direct, indirect or consequential, as a result of or arising from or relating to any "Proceedings" (as defined below) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, case or regulation, including, without limitation, any federal or state securities laws or under any common law or equitable case or otherwise, arising from or in connection with this Agreement, and any other of the transactions contemplated by this Agreement, except to the extent such losses, damages, costs or expenses are due to the willful misconduct or gross negligence of Lender. As used herein, "Proceedings" shall mean actions, suits or proceedings before any court, governmental or regulatory authority and shall include, particularly, but without limitation, any actions concerning Environmental Laws. At the request of Lender, each Obligor will indemnify any Person to whom Lender transfers or sells all or any portion of its interest in the Obligations or participations therein on terms substantially similar to the terms set forth above. Lender shall not be responsible or liable to any Person for consequential damages which may be alleged as a result of this Agreement or any of the transactions contemplated hereby. The obligations of Borrower under this Section shall survive the termination of this Agreement and payment of the Obligations.

                  15.22 JURY TRIAL WAIVER. EACH OBLIGOR AND LENDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, OBLIGATIONS OR THE COLLATERAL.

                  15.23 TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles Sections, Subsections, paragraphs, clauses, subclauses or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of or Exhibit to, another document or instrument. Wherever in this Agreement reference is made to any instrument, agreement or other document, including, without limitation, any of the Loan Documents, such reference shall be understood to mean and include any and all amendments thereto or modifications, restatements, renewals or extensions thereof. Wherever in this Agreement reference is made to any statute, such reference shall be understood to mean and include any and all amendments thereof and all regulations promulgated pursuant thereto. Whenever any matter set forth herein or in any Loan Document is to be consented to or be satisfactory to Lender, or is to be determined, calculated or approved by Lender, then, unless otherwise expressly set forth herein or in any such Loan Document, such consent, satisfaction, determination, calculation or approval shall be in Lender's sole discretion, exercised in good faith and, where required by law, in a commercially reasonable manner, and shall be conclusive absent manifest error.

                  15.24 EXHIBITS. All Exhibits attached hereto are by reference made a part hereof.

     16. CONDITIONS PRECEDENT. Unless waived in writing by Lender at or prior to the execution and delivery of this Agreement, the conditions set forth below shall constitute express conditions precedent to any obligation of Lender hereunder.

                  16.1 SECRETARY'S CERTIFICATE. Receipt by Lender of a certificate from the Secretary (or Assistant Secretary) of each Obligor, to be in form and substance substantially similar to the secretary's certificate set forth on Exhibit "G" certifying to Lender (i) that appropriate resolutions have been entered into by its Board of Directors incident hereto and that its officers whose signatures appear hereinbelow, on the other Loan Documents, and on any and all other documents, instruments and agreements executed in connection herewith, are duly authorized by its Board of Directors for it and on its behalf to execute and deliver this Agreement, the other Loan Documents and such other documents, instruments and agreements, and to bind it accordingly thereby, and (ii) as to its existence and the status of its articles of incorporation and by-laws.

                  16.2 GOOD STANDING CERTIFICATES. Receipt by Lender of a certificate of good standing with respect to each Obligor from the secretaries of state of the state of its incorporation and of any state in which a Collateral Location of its is situated, dated within thirty (30) days of the Closing Date.

                  16.3 LOAN DOCUMENTS. Receipt by Lender of all the other Loan Documents, including any Notes, together with any Guaranty and any Subordination Agreement, each duly executed in form and substance acceptable to Lender.

                  16.4 INSURANCE. Receipt by Lender of a certificate respecting all insurance required to be maintained hereunder, together with appropriate loss payee and additional insured endorsements thereto, favoring Lender, all in form acceptable to Lender.

                  16.5 FINANCING STATEMENTS. Receipt by Lender of Uniform Commercial Code financing statements respecting the Collateral, duly executed by each Obligor in form and substance acceptable to Lender.

                  16.6 OPINION OF COUNSEL. Receipt by Lender of an opinion of counsel from independent legal counsel to Obligors in substantially the form of Exhibit "H".

                  16.7 LANDLORD AGREEMENTS. Landlord's Agreements with respect to each Collateral Location leased by an Obligor as of the Closing Date.

                  16.8 NO DEFAULT. No Default Condition or Event of Default shall exist and each Obligor shall in all respects be in compliance with all of the terms of the Loan Documents, as evidenced by its delivery of a Compliance Certificate to such effect.

                  16.9 TELEPHONE INSTRUCTION LETTER. Receipt by Lender of the Telephone Instruction Letter.

                  16.10 NO MATERIAL ADVERSE CHANGE. Lender shall have determined that no Material Adverse Change shall have occurred.

                  16.11 STOCK PLEDGE AGREEMENT. Receipt by Lender of a Stock Pledge Agreement from Borrower in respect of each Subsidiary Guarantor's capital stock and/or any other equity securities described therein, to be substantially in the form of Exhibit "I" attached hereto.

                  16.12 FIELD AUDIT. Completion by Lender of its field audit at MicroSouth and G&R Marketing with all related fees and expenses paid by Borrower.

                  16.13 NATIONSBANK ACKNOWLEDGMENT. An acknowledgment letter signed by NationsBank, N.A. recognizing Lender's prior Lien on any proceeds of Collateral held on deposit at any time by it.

                  16.14 OTHER. Receipt by Lender of such other documents, certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender's counsel may require in connection herewith.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and each Obligor has caused its seal to be affixed hereto, as of the day and year first above written.

                            "LENDER"

                            WACHOVIA BANK NATIONAL
                            ASSOCIATION


                            By: /s/ Kevin R. Combs
                               -----------------------------------------
                                 Name: Kevin R. Combs
                                       ---------------------------------
                                 Title: Assistant Vice President
                                        --------------------------------

                            Address for Notices:

                            Wachovia Bank, N.A.
                            191 Peachtree
                            29th Floor
                            Atlanta, GA 30303
                            Attn: Specialized Finance


                            "BORROWER"

                            TEKGRAF, INC., A                              (SEAL)
                            DELAWARE CORPORATION


                            By: /s/ Phillip Aginsky
                                ----------------------------------------
                                Name: Phillip Aginsky
                                     -----------------------------------
                                Title:  President and Chief Executive Officer
                                       ---------------------------------

                            Attest:  /s/ Jeff Camp
                                   ---------------------------------------------
                                       Name:  Jeff Camp
                                            ------------------------------------
                                       Title:  Secretary
                                             -----------------------------------


                            "SUBSIDIARY GUARANTORS"

                            TEKGRAF, INC., A TEXAS CORPORATION            (SEAL)


                            By:  /s/ Phillip Aginsky
                                ------------------------------------------------
                                Name:  Phillip Aginsky
                                     -------------------------------------------
                                Title:  President
                                      ------------------------------------------

                            Attest:  /s/ Jeff Camp
                                    --------------------------------------------
                                      Name:  Jeff Camp
                                           -------------------------------------
                                      Title:  Secretary
                                            ------------------------------------

                            COMPUTER GRAPHICS                             (SEAL)
                            DISTRIBUTING COMPANY, A
                            MARYLAND CORPORATION


                            By:  /s/ Phillip Aginsky
                               -------------------------------------------------
                               Name:  Phillip Aginsky
                                    --------------------------------------------
                               Title:  President
                                     -------------------------------------------

                            Attest:  /s/ Jeff Camp
                                    --------------------------------------------
                                     Name:  Jeff Camp
                                           -------------------------------------
                                     Title:  Secretary
                                           -------------------------------------


                            G&R MARKETING, INC., AN                       (SEAL)
                            ILLINOIS CORPORATION


                            By:  /s/ Phillip Aginsky
                               -------------------------------------------------
                                 Name:  Phillip Aginsky
                                       -----------------------------------------
                                 Title:  President
                                       -----------------------------------------

                            Attest:  /s/ Jeff Camp
                                   ---------------------------------------------
                                       Name:  Jeff Camp
                                            ------------------------------------
                                       Title:  Secretary
                                             -----------------------------------


                            INTELLIGENT PRODUCTS                          (SEAL)
                            MARKETING INCORPORATED,
                            A CALIFORNIA CORPORATION, T/B/K/A
                            TEKGRAF, INC.


                            By:  /s/ Phillip Aginsky
                                ------------------------------------------------
                                  Name:  Phillip Aginsky
                                       -----------------------------------------
                                  Title:  President
                                        ----------------------------------------

                            Attest:  /s/ Jeff Camp
                                    --------------------------------------------
                                     Name:  Jeff Camp
                                          --------------------------------------
                                     Title:  Secretary
                                           -------------------------------------

                            IG DISTRIBUTION INCORPORATED                  (SEAL)
                            A CALIFORNIA CORPORATION, A/K/A
                            IG DISTRIBUTING, INC.


                            By:  /s/ Phillip Aginsky
                               -------------------------------------------------
                               Name:  Phillip Aginsky
                                    --------------------------------------------
                               Title:  President
                                     -------------------------------------------

                            Attest:  /s/ Jeff Camp
                                   ---------------------------------------------
                                     Name:  Jeff Camp
                                          --------------------------------------
                                     Title:  Secretary
                                           -------------------------------------

                            MICROSOUTH, INC., A                           (SEAL)
                            GEORGIA CORPORATION


                            By:  /s/ Phillip Aginsky
                                ------------------------------------------------
                                  Name:  Phillip Aginsky
                                       -----------------------------------------
                                  Title:  President
                                        ----------------------------------------

                            Attest:  /s/ Jeff Camp
                                   ---------------------------------------------
                                     Name:  Jeff Camp
                                          --------------------------------------
                                     Title:  Secretary
                                           -------------------------------------


                            COMPUTER GRAPHICS                             (SEAL)
                            TECHNOLOGY, INC., A GEORGIA
                            CORPORATION


                            By:  /s/ Phillip Aginsky
                                ------------------------------------------------
                                 Name:  Phillip Aginsky
                                      ------------------------------------------
                                 Title:  President
                                       -----------------------------------------

                            Attest:  /s/ Jeff Camp
                                    --------------------------------------------
                                     Name:  Jeff Camp
                                          --------------------------------------
                                     Title:  Secretary
                                           -------------------------------------


                            MEDIA GRAPHICS DISTRIBUTION                   (SEAL)
                            INC., A GEORGIA CORPORATION


                            By:  /s/ Phillip Aginsky
                               -------------------------------------------------
                                Name:  Phillip Aginsky
                                     -------------------------------------------
                                Title:  President
                                      ------------------------------------------

                            Attest:  /s/ Jeff Camp
                                   ---------------------------------------------
                                     Name:  Jeff Camp
                                          --------------------------------------
                                     Title:  Secretary
                                           -------------------------------------

                            NEW ENGLAND COMPUTER                          (SEAL)
                            GRAPHICS, INC., A GEORGIA
                            CORPORATION


                            By:  /s/ Phillip Aginsky
                               ------------------------------------------------
                                Name:  Phillip Aginsky
                                     -------------------------------------------
                                Title:  President
                                      ------------------------------------------

                            Attest:  /s/ Jeff Camp
                                    --------------------------------------------
                                    Name:  Jeff Camp
                                         ---------------------------------------
                                    Title:  Secretary
                                          --------------------------------------

                                  SCHEDULE "I"

     This Schedule "I" is attached to, and made an integral part of, that certain Loan and Security Agreement, dated as of July 2, 1998 (herein as it may be amended or modified, called the Loan Agreement), among TEKGRAF, INC. ("Borrower"), its Subsidiary Guarantors (as identified therein), and WACHOVIA BANK, NATIONAL ASSOCIATION ("Lender"). Capitalized terms used herein shall have the meanings given to such terms in the Loan Agreement. The initial version of this Schedule is dated the Closing Date. The initial or any subsequent versions of this Schedule may be amended or modified from time to time by Lender and Borrower, as evidenced by their mutual execution of a replacement Schedule, to be dated subsequent to the Closing Date, which henceforth shall be Schedule "I" to the Loan Agreement for all purposes thereof.

     1. MODIFIED CURRENT RATIO. Borrower shall maintain a ratio of (i) its current assets consisting of accounts receivable and inventory only, to (ii) the sum of (A) that portion of its current liabilities consisting of accounts payable only and (B) total outstanding Advances, as determined on a consolidated basis for Borrower and its Consolidated Subsidiaries in accordance with GAAP, of at least 1.50:1 at all times; provided, however, that (a) there shall be excluded from clause (i) above any such current assets of or belonging to Prisym and (b) there shall be excluded from clause (ii)(A) above any accounts payable owing by Prisym, unless and except to the extent that Borrower or any other Obligor then has guaranteed, or assumed liability for, the payment thereof.

     2. WORTH/DEBT RATIO. Borrower shall maintain a Leverage Ratio of not more than 2.50:1 at all times.

     3. FIXED CHARGE COVERAGE RATIO. Borrower shall maintain as of the end of each Fiscal Quarter of Borrower a Fixed Charge Coverage Ratio (as that term is hereinafter defined), equal to at least 3.0:1. For purposes hereof, "Fixed Charge Coverage Ratio" shall mean, the ratio of (i) Borrower's net income for the period in question before provision for interest expense, lease expense, depreciation, amortization and income tax expense to (ii) Borrower's interest expense and operating lease expense for such period, all as determined on a consolidated basis for Borrower and its Consolidated Subsidiaries in accordance with GAAP. The Fixed Charge Coverage Ratio for the Fiscal Quarter ended June 30, 1998, shall cover the two (2) preceding Fiscal Quarters ending on that date. The Fixed Charge Coverage Ratio for the Fiscal Quarter ended September 30, 1998, shall cover the three (3) preceding Fiscal Quarters ending on that date. The Fixed Charge Coverage Ratio for each Fiscal Quarter beginning December 31, 1998, shall cover the preceding four (4) Fiscal Quarters.

     IN WITNESS WHEREOF, the parties hereto have caused this Schedule "I" to be executed and Borrower has caused its seal to be affixed hereto, as of the day and year first above written.

                                    "LENDER"

WACHOVIA BANK NATIONAL ASSOCIATION


                                    By: /s/ Kevin R. Combs
                                       -----------------------------------------
                                        Name:  Kevin R. Combs
                                             -----------------------------------
                                        Title:  Assistant Vice President
                                              ----------------------------------

                               "BORROWER"


                               TEKGRAF, INC.                        (SEAL)


                               By:  /s/ Phillip Aginsky
                                  ----------------------------------------------
                                   Name:  Phillip Aginsky
                                        ----------------------------------------
                                   Title:  Chairman and Chief Executive Officer
                                         ---------------------------------------

                               Attest:  /s/ Jeff Camp
                                      ------------------------------------------
                                       Name:  Jeff Camp
                                            ------------------------------------
                                       Title:  Secretary
                                             -----------------------------------

EXHIBITS
--------
Exhibit A      Obligor Information Schedule
Exhibit B      Compliance Certificate
Exhibit C      Landlord's Agreement
Exhibit D      Master Note
Exhibit E      Settlement Report
Exhibit F      Telephone Instructions Letter
Exhibit G      Secretary's Certificate
Exhibit H      Opinion of Counsel
Exhibit I      Stock Pledge Agreement
Exhibit J      Joinder Agreement
Exhibit K      Lien Subordination Agreement

                                   MASTER NOTE

     1. FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION ("Lender"), at the principal office of Lender in Atlanta, Georgia, or at such other place as Lender hereafter may direct in writing, in legal tender of the United States of America, the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000), or so much thereof as may be disbursed and remain outstanding from time to time hereafter under that certain "Line of Credit" opened by Lender in favor of Borrower pursuant to the terms of that certain Loan and Security Agreement, dated as of July 2, 1998, among Borrower, its Subsidiary Guarantors as so identified therein, and Lender (hereinafter, as it may be amended or supplemented from time to time, called the "Loan Agreement"; all capitalized terms used herein, but not expressly defined herein, shall have the meanings given to such terms in the Loan Agreement), the terms and provisions of which are hereby incorporated herein by reference and made a part hereof, on the Termination Date, with interest thereon (computed on the daily outstanding principal balance, for the actual number of days outstanding, on the basis of a 360 day year) on each advance made hereunder from date of advance until paid in full at a rate per annum, equal to the Applicable Rate. Unless and except to the extent otherwise expressly provided in the Loan Agreement, accrued interest on the unpaid principal balance hereof from time to time outstanding shall be due and payable monthly, commencing on the first day of the calendar month succeeding the date hereof and continuing on the same day of each succeeding calendar month thereafter and on demand for payment in full of the principal balance hereof.

     2. Borrower agrees, in the event that this Master Note or any portion hereof is collected by law or through an attorney at law, to pay all costs of collection, including, without limitation, reasonable attorneys' fees.

     3. This Note evidences borrowing under, is subject to and secured by, and shall be paid and enforced in accordance with, the terms of the Loan Agreement, and is the "Master Note" defined in Section 1.1 thereof.

     4. Nothing herein shall limit any right granted to Lender by any other instrument or by law or equity.

     5. Borrower hereby waives presentment, demand, protest, notice of presentment, demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be provided for in the Loan Agreement.

     IN WITNESS WHEREOF, Borrower has caused this Note to be signed and sealed as of July 2, 1998.

                             "BORROWER"


                             TEKGRAF, INC.                     (SEAL)


                             By:  /s/ Phillip Aginsky
                                ------------------------------------------------
                                 Name:  Phillip Aginsky
                                      ------------------------------------------
                                 Title:  Chairman and Chief Executive Officer
                                       -----------------------------------------

                             Attest:  /s/ Jeff Camp
                                    --------------------------------------------
                                      Name:  Jeff Camp
                                           -------------------------------------
                                      Title:  Secretary
                                            ------------------------------------